Exhibit 4.83

CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Dated 7 September	2017

GW PHARMA LIMITED

- and -

THE AUSTIN COMPANY OF (U.K.) LIMITED

Contract for the Design, Construction,
Testing and Commissioning of GW Pharma Building 750B.

and Process equipment at Kent Science Park

Comprising:

The Agreement	6 pages
The Special Conditions	26 pages
The Specification	75 pages
The Schedules	108 pages

Agreement

This Agreement is made the 7th day of September 2017

between

(1)	GW Pharma Limited (registered number 03704998) a company incorporated in England and Wales and whose registered address is Sovereign House, Vision Park, Chivers Way, Histon, Cambridge CB24 9BZ (the "Purchaser"); and

(2)	THE AUSTIN COMPANY OF (U.K.) LIMITED (registered number 00343451), a company incorporated in in England and Wales and whose registered address is Cardinal Point, Park Road, Rickmansworth, Hertfordshire WD3 1RE (hereinafter called the "Contractor") of the other part.

Whereas

The Purchaser wishes to have a process plant known as Building 750b constructed at Kent Science Park and wishes the Contractor to carry out and complete the Works defined in the Contract and the Contractor is willing and able to carry out and complete the Works in accordance with the Contract.

This Agreement provides as follows:

1.	The following documents and their attachments (if any), shall together constitute the contract between the Purchaser and the Contractor and the term "Contract" shall in all such documents be construed accordingly:

(a)	this Agreement;

(b)	the Contract Conditions comprising:

The General Conditions, being Clauses 1-49 as set out in the IChemE Form of Contract for Reimbursable Contracts (the 'Green Book'), 4th edition, 2013; and

The Special Conditions.

(c)	the Specification; and

(d)	the following Schedules:

Schedule 1:	Description of the Works;

Schedule 2:	Documentation;

Schedule 3:	Responsibilities of Purchaser;

Schedule 4:	Health & Safety;

Schedule 5:	Environmental protection & waste disposal;

Schedule 6:	Quality assurance and validation;

Schedule 7:	Subcontracting;

Schedule 8:	Contractor's named personnel;

AGREEMENT - Page 1 of 6

Schedule 9:	Training by Contractor;

Schedule 10:	Parts with limited working life and spare parts;

Schedule 11:	Times of completion;

Schedule 12:	Liquidated damages for delay;

Schedule 13:	Pre-installation tests and procedures;

Schedule 14:	Criteria for the completion of construction;

Schedule 15:	Take Over procedures;

Schedule 16:	Performance tests and procedures;

Schedule 17:	Performance guarantees and liquidated damages for failure;

Schedule 18:	Cost elements, rates and charges;

Schedule 19:	Payment;

Schedule 20:	Contract co-ordination;

Schedule 21:	Reports and records;

Schedule 22:	Forms of Collateral Warranty;

Schedule 23:	Third Party Agreements;

For the purpose of identification, the contents of the Contract are bound together with the Form of Agreement and have been signed on behalf of the Purchasers and the Contractor.

2.	The Contract constitutes the entire agreement between the Purchaser and the Contractor with respect to the performance of the Works and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral, except to the extent that they are expressly incorporated in the Contract. No change, alteration or modification to the Contract shall be effective unless the same shall be in writing and signed by both parties.

3.	The liability of the Contractor to the Purchaser as provided in Sub-clause 45.3 shall not exceed [***] for each and every claim and [***] in the aggregate;

4.	The Contractor's liability in respect of:

(a)	loss of or damage to property of the Purchaser and his Affiliates in accordance with Sub-clause 30.13 of the General Conditions shall not exceed [***] for each and every claim and [***] in the aggregate; and

(b)	the amount to be stated in accordance with Sub-clause 37.12(b) of the General Conditions is [***] for each and every claim and [***] in the aggregate.

(c)	The Deductible shall be [***].

5.	In case of conflict between any of the documents accompanying this Agreement, the order of precedence shall be as stated in Sub-clause 1.2 of the General Conditions.

AGREEMENT - Page 2 of 6

6.	For the purposes of Sub-clauses 6.2, 7.3, 8.3 and 28.3 of the General Conditions, the date of the Contractor's tender shall be the date of this Agreement.

7.	The date for the commencement of the Works shall be 10th February 2017 and notwithstanding the date of the Contract the Contract shall apply with retrospective effect to services provided by the Contractor pursuant to the Purchaser’s Purchase Orders Numbers [***] and any terms and conditions applicable to such orders shall be excluded and of no effect.

8.	The Purchaser hereby appoints Robert Agnew, of RA Project Solutions Limited, to act as the Project Manager for the purposes of the Contract. The Purchaser is the client for the purposes of the CDM Regulations.

9.	The Contractor hereby appoints Jas Bharj to act as the Contract Manager for the purposes of the Contract.

10A	The Principal Designer for the purposes of the CDM Regulations is the Contractor or, if it ceases to be the Principal Designer, such other contractor as the Purchaser shall appoint to fulfil that role.

10B	The Principal Contractor for the purposes of the CDM Regulations is the Contractor or, if it ceases to be the Principal Contractor, such other contractor as the Purchaser shall appoint to fulfil that role.

11.	The bank whose base lending rate is referred to in Sub-clause 1.1 of the General Conditions in the definition of Agreed Rate is Barclays Bank plc.

12.	Any Notice to be served in accordance with Sub-clause 1.8 of the General Conditions shall be sent to the postal address stated below:

The Purchaser:	For the attention of:	Company Secretary

	Address:	GW Pharma Ltd
Sovereign House
Vision Park
Chivers Way
Histon
Cambridge CB24 9BZ

	Fax number:	01223 235667

The Contractor:	For the attention of:	Acting Company Secretary ……………

	Address:	The Austin Company of (U.K.) Limited
Cardinal Point
Park Road
Rickmansworth WD3 1RE.

13.	The Contract shall be governed by the laws of England and Wales.

14.	Each party irrevocably submits to the non-exclusive jurisdiction of the English courts to settle any dispute which may arise under or in connection with this Contract or the legal relationships established by this Contract.

15.	For the purposes of the Construction Industry Scheme, the Purchaser at the date of this Contract is a "contractor".

AGREEMENT - Page 3 of 6

16.	The Contractor shall procure that every Subcontractor shall at any time if required by the Purchaser execute and deliver to the Purchaser deeds of collateral warranty in the respective forms set out in Part B (Subcontractor), or Part C (Sub-subcontractor) of Schedule 22 (Forms of Collateral Warranty), subject to any reasonable amendments that have been approved by the Purchaser, such approval not to be unreasonably withheld or delayed, in favour of:-

(a)	the Purchaser;

(b)	the Landlord;

(c)	any party providing finance in relation to the Site and/or the execution of the Works; and

(d)	any purchaser of the whole or part of the property at which the Works are to be undertaken.

Following a request by the Purchaser for the delivery of an executed collateral warranty pursuant to this Paragraph, the Contractor shall use reasonable endeavours to deliver such warranty to the Purchaser within 28 days of such request.

In the event that any Subcontractor fails to deliver an executed collateral warranty within 28 days of a request by the Purchaser the obligation of the Purchaser to make further payment to the Contractor in respect of the work of such Subcontractor pursuant to Clause 41 (Payment) of the General Conditions shall be suspended until delivery to the Purchaser.

17.	The Contractor shall within 14 days of entering into this Contract deliver a deed of collateral warranty in the respective form set out in Part A of Schedule 22 (Forms of Collateral Warranty) in favour of and to the Landlord executed by the Contractor. Such execution and delivery shall be a condition precedent to the Purchaser's obligation to make any payment of the Contract Price pursuant to Clause 41 (Payment) of the General Conditions.

18.	Provided that the total number of collateral warranties executed and delivered by the Contractor shall not exceed four the Contractor shall within 14 days of the Purchaser’s request execute and deliver a deed of collateral warranty in the respective form set out in Part A of Schedule 22 (Forms of Collateral Warranty) in favour of:-

(a)	the Landlord;

(b)	any party providing finance in relation to the Site and/or the execution of the Works;

(c)	any purchaser of the whole or part of the property at which the Works are to be undertaken; and

(d)	any tenant of the whole or any part of the property at which the Works are to be undertaken.

Following a request by the Purchaser for the delivery of an executed collateral warranty pursuant to this Paragraph, the Contractor shall deliver such warranty to the Purchaser within 14 days of such request and such delivery shall be a condition precedent to the Purchaser's obligation to make any payment of the Contract Price pursuant to Clause 41 (Payment) of the General Conditions.

AGREEMENT - Page 4 of 6

19.	In addition to its obligation under Sub-clause 31.6 the Contractor shall take out and maintain with reputable insurers carrying on business in the European Union further professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses for 3 years commencing from 1st August 2017 with a limit of indemnity of not less than [***] in the aggregate provided always that such insurance is generally available at commercially reasonable rates and terms. The Contractor shall immediately inform the Purchaser if such insurance ceases to be available at commercially reasonable rates and terms and with the approval of the Purchaser (such approval not to be unreasonably withheld) make alternative arrangements for protecting the interest of the Purchaser and the Contractor. In the event the Purchaser requires the Contractor to extend such cover beyond 3 years the Purchaser shall notify the Contractor in writing by no later than 1st February 2020 of such requirement and subject to the Purchaser prior payment in full without deduction to the Contractor of the additional cost of arranging such cover the Contractor shall take out and maintain the extended cover.

20.	Notwithstanding any other provision in the Contract to the contrary the Purchaser and Contractor have expressly agreed that, subject to sub-clauses (i) to (vii) below the Purchaser shall hold additional monies in reserve (“the “Contingency Fund”) and the Contractor shall be entitled to request payment (a “Contingency Fund Claim”) from the Contingency Fund and the Purchaser agrees to make payment from the Contingency Fund (a “Contingency Fund Payment”).

(i)	The Contingency Fund is in addition to the cost elements identified at Schedule 18 of this Contract and in addition to any sums identified within the Contractor’s Tender Reports.
(ii)	The total aggregate of all Contingency Fund Payments shall not exceed [***] (excluding VAT).
(iii)	The Contractor shall not be entitled to request or receive payment from the Contingency Fund where and to the extent that the sums claimed by the Contractor arise from the Contractor’s failure to implement its QA procedures as set out at Schedule 6 of this Contract.
(iv)	The respective Project Sponsors (as set out at Schedule 20 of this Contract) shall meet within 4 weeks of the Contractor submitting a Contingency Fund Claim and, acting reasonably, shall agree the Contingency Fund Payment (if any) that shall be paid from the Contingency Fund in respect of such Contingency Fund Claim. If the Project Sponsors cannot agree on the amount of a Contingency Fund Payment for a Contingency Fund Claim the final decision shall be that of the Purchaser’s Project Sponsor, acting reasonably.
(v)	Any amount so agreed shall be included in the next interim payment notice following such meeting.
(vi)	A Contingency Fund Payment shall be in full and final settlement of the Contingency Fund Claim to which it relates and henceforth shall form part of the Contract Price.
(vii)	Subject always to (i) to (vi) above Contingency Fund Payments shall be made where the following conditions are satisfied:

(a)	The Purchaser has not paid an amount or amounts to the Contractor on grounds as set out in sub-clause 39.5 (a “Deduction”)
(b)	Within 12 weeks of a Deduction the Contractor submits a Contingency Fund Claim requesting payment from the Contingency Fund.
(c)	A Contingency Fund Claim shall only comprise Subcontractor costs incurred by the Contractor which form part of a Deduction by the Purchaser.
AGREEMENT - Page 5 of 6

(d)	A Contingency Fund Claim shall include sufficient detail to reasonably explain why the costs referred to in (c) above were incurred.

In witness whereof this Contract has been executed as a deed and delivered on the date first above written.

Executed as a deed by the	)
Purchaser acting by:	)
)
)

Director	/s/ Chris Tovey

Director/Secretary	/s/ Adam George

Executed as a deed by Contractor	)
acting by:	)

Director	/s/ Prakash Davda

Witness	/s/ Allan Huke
Allan Huke
19 Firbank Rd
St Albans
Herts.

AGREEMENT - Page 6 of 6

THE SPECIAL CONDITIONS

Clause 1 – Definition of Terms

1.	In Sub-clause 1.1:

(a)	amend the definition of "Defect" by deleting good engineering practice" and replacing with "Good Industry Practices";

(b)	delete the definition of "Expert" and replace with "Not used";

(c)	amend the definition of "Materials" by inserting "and/or Works" after "Plant";

(d)	replace the definition of "Plant" with the following:

"Plant" means the foundation, structures and/or permanent works as described in the Specification to be constructed at the Site.

(e)	amend the definition of "Purchaser's Risk" as follows:

(a)	replace the text in paragraph (b) with:

“(b)          any design or information provided by the Purchaser including that relating to processing equipment to be supplied by Natex Prozesstechnologie GesMBH or other third party supplier of processing equipment to Purchaser for use in the Plant (other than design or information provided by the Purchaser which under Schedule 1 the Contractor is expressly required to verify in accordance with his obligations under the Contract);”

(b)	not used;

(c)	at the end of paragraph (c) delete "or" and replace with "."; and

(d)	delete paragraphs (d), (e) and (f);

(f)	delete the definition of "Notice of Arbitration" and replace with "Not used";

(g)	amend the definition of "Project Manager" by inserting before the full stop, ", who shall also be a "specified person" under the Housing Grants, Construction and Regeneration Act 1996 (as amended).

2.	In Sub-clause 1.1, insert the following definitions:

(a)	"CDM Regulations" means the Construction (Design and Management) Regulations 2015.

(b)	"Construction Phase Plan" means the plan referred to in regulation 2 of the CDM Regulations, including any updates and revisions.

(c)	"Good Industry Practices" means in respect of the Works using the standards, practices, methods, procedures, complying with Legislation and exercising the Standard of Care which would be expected from a contractor engaged in the provision of works and services similar in size, scope, type, nature and complexity to those required by the Contract.

Special Conditions - Page 1 of 26

(d)	"Landlord" means AG KENT B.V., a company incorporated and registered in the Netherlands with company number 64764192, the registered office of which is at Prinsengracht 919 1017 KD, Amsterdam, The Netherlands.

(e)	"Losses" means all damage, losses, liabilities, claims, actions, costs, expenses (including the cost of legal or professional services, legal costs being on an agent/client, client paying basis), proceedings, demands and charges whether arising under statute, contract or at common law, except any losses, the recovery of which is excluded pursuant to Sub-clause 45.1.

(f)	"Other Works Contractor" has the meaning given to it in Clause 3.12.

(g)	"Prohibited Materials" means any substances, processes or methods of working which are:

(a)	contrary to the recommendations in the latest edition of "Good Practice in the Selection of Construction Materials" published by the British Council for Offices at the time of such specification or use; and/or

(b)	are substances, processes or methods of working generally known at the time of specification or use to be:

(1)	deleterious to health and safety;

(2)	pose a hazard to health and safety including to the health and safety of those undertaking the Works, repairing, occupying, using, cleaning and/or maintaining the Plant;

(3)	deleterious to the durability of the Plant in the particular circumstances in which they are used including but not limited to the structural stability, durability, performance or physical integrity of the Plant; and/or

(4)	harmful to life, health or the environment in the circumstances in which they are used.

(h)	"Principal Contractor" means the Contractor or other person named in Paragraph 10B of the Agreement or any successor appointed by the Purchaser.

(i)	"Principal Designer" means the Contractor or other person named in Paragraph 10A of the Agreement or any successor appointed by the Purchaser.

(j)	"Standard of Care" means in relation to the design of the Works all the reasonable skill, care, and diligence to be expected of a professionally qualified and competent designer of the relevant discipline engaged in projects of a similar size, scope, type, nature and complexity to those required by the Contract.

(k)	"TeCSA" means the Technology and Construction Solicitors' Association

(l)	"TeCSA Adjudication Rules" means the adjudication rules published by TeCSA.

Special Conditions - Page 2 of 26

3.	Replace Sub-clause 1.5(a) with:

(a)	“‘day’, shall mean a calendar day other than a bank or other public holiday in England and Wales.”

4.	Insert a new Sub-clause 1.11 as follows:

"1.11	A reference to Legislation is to such Legislation as amended and in force from time to time, including any legislation which re-enacts or consolidates it, with or without modification."

5.	Insert a new Sub-clause 1.12 as follows:

"1.12	If all or any part of any provision of this Contract shall be or become illegal, invalid or unenforceable in any respect, then the remainder of that provision and/or all other provisions of this Contract shall remain valid and enforceable."

Clause 3 – Contractor's Responsibilities

6.	Delete Sub-clause 3.2 and replace with:

"Without prejudice to the foregoing and without limiting the Contractor's obligations as set out herein, the Contractor warrants and undertakes that it shall carry out and complete the Works (including any rectification of any Defect):

(a)	in accordance with the Contract (as altered or modified in accordance with the terms set out herein);

(b)	in accordance with applicable Legislation;

(c)	in accordance with regulations 8 to 10 of the CDM Regulations;

(d)	to see that it complies with the requirements of CE marking;

(e)	using the Standard of Care;

(f)	using Good Industry Practices;

(g)	to see that it has not specified or used nor shall it authorise or permit to be used or specified in relation to the Works any Prohibited Materials.

(h)	to see that it has not specified or used or authorised or permitted to be used nor shall it specify or use or authorise or permit to be used or specified in relation to the Works any substances, processes or methods of working that are not in accordance with British Standards (or their European Union equivalent or US equivalent to the extent relevant to any component parts), codes of practice current at the time of specification or use;

(i)	using Materials which are new and of sound and satisfactory quality and all workmanship, manufacture and/or fabrication will be to the standard consistent with the intended uses of the Works as stated in the Contract; and

(j)	with sound and safe workmanship and equipment."

Special Conditions - Page 3 of 26

7.	Insert a new Sub-clause 3.2A as follows:

"The Contractor agrees that it will give notice to the Project Manager if it becomes aware at any time prior to issue of the Final Certificate that any Prohibited Materials have been or may be so used as soon as reasonably practicable after becoming aware of such information, but in any event no longer than 48 hours thereafter."

8.	Insert a new Sub-clause 3.2B as follows:

"The Contractor shall ensure that any O&M documentation and information provided to the Purchaser by or on behalf of the Contractor shall enable and not prevent the full, efficient, economic and safe commercial operation of the Works in accordance with the applicable Legislation and the requirements of the Contract."

9.	Not used.

10.	In Sub-clause 3.5(a), insert after "or in the operation" the following:

"or the maintenance"

11.	Delete Sub-clause 3.6 and insert:

"The Contractor warrants to the Purchaser that it has the requisite degree of skill, experience, capability and resources (including financial resources) available to it to perform its obligations under the Contract and execute the Works."

12.	In Sub-clause 3.7 at the end of the second paragraph insert:

"Such reports shall be in the format specified in Schedule 21 if so stated (with such amendments agreed by the parties) or as otherwise agreed by the parties"

13.	In Sub-clause 3.8:

(a)	In the first line replace "the Contractor shall maintain, and cause Subcontractors to maintain" with "the Contractor shall implement and maintain, and shall cause Subcontractors to implement and maintain".

(b)	after the final sentence, insert:

"The Contractor shall be responsible for demonstrating to the Project Manager that all parts of the Works have been and are being carried out in accordance with Schedule 6 when reasonably requested to do so by the Project Manager. Where the Project Manager reasonably decides that the Works (or any part thereof) are not being carried out in accordance with Schedule 6 and that this is likely to cause a serious reduction to the quality of the Works, the Project Manager may give notice to that effect to the Contractor. Following such notice the Contractor shall remedy the position at its own cost (which, for the avoidance of doubt, shall not form part of the Contract Price)."

14.	Insert a new Sub-clause 3.10 as follows:

"3.10	The Contractor shall, in addition to its obligation in Sub-clause 3.1:

(a)	carry out and complete the Works as economically as reasonably possible consistent with the requirements of the Purchaser or, where applicable, the Project Manager having regard to the nature of the Works, the prices of Materials and goods and the rates of wages current at the time that the relevant work is carried out, the dates and periods specified in Schedule 11 and all other relevant circumstances; and

Special Conditions - Page 4 of 26

(b)	not engage a greater number of persons upon the Site than is reasonably required for the carrying out and completion of the Works in accordance with the Contract without the prior approval of the Purchaser (such approval not to be unreasonably withheld or delayed)."

15.	Insert a new Sub-clause 3.11 as follows:

"3.11	If the Purchaser, acting reasonably, or the Project Manager considers that the Contractor is not or has not been complying with the obligations in Sub-clause 3.10, the Purchaser or Project Manager shall give notice to the Contractor specifying the non-compliance. Such notice shall be given as soon as reasonably practicable after the date on which the Purchaser or Project Manager so considers. The Purchaser or Project Manager may disallow any costs arising after the issue of such notice as a result of the Contractor's breach of Sub-clause 3.10 from any sums payable in accordance with the Contract pursuant to Sub-clause 41.7. Any such deductions shall be reviewed by the parties as part of the payment process under Clause 41. "

16.	Insert a new Sub-clause 3.12 as follows:

"3.12	Without prejudice to any other obligation under this Contract, the Contractor shall act at all times and otherwise in accordance with the reasonable requirements and directions of the Project Manager. If and to the extent that the Contractor has been provided with reasonable notice of the Purchaser's other contractors ("Other Works Contractors") who may be engaged on or near the Site, having due regard to the nature and extent of the works to be performed by such Other Work Contractors, the Contractor shall:

(a)	take all reasonable steps to plan, co-ordinate and programme and to the extent physically possible to integrate the performance of the Works, including the work of the Subcontractors, with the activities of the Other Works Contractors who may be engaged on or near the Site and in particular liaise, consult and co-operate with all authorised parties responsible for such other works including the preparation of joint programmes, method statements and co-ordination drawings;

(b)	attend such co-ordination meetings requested by the Purchaser or Project Manager to plan, review, clarify and determine co-ordinated activities for the management of interfaces between the Works and any other works being undertaken by the Purchaser or the Other Works Contractors; and

(c)	at all times refrain from carrying out any operation on the Site in a manner which is likely to cause damage or inconvenience to the execution of any other works being undertaken by the Purchaser or the Other Works Contractors and advise the Project Manager if the Contractor becomes aware of any conflict or potential conflict between the Works and any other works being undertaken by the Purchaser or the Other Works Contractors, whether related to programme, design, execution or otherwise."

17.	Insert a new Sub-clause 3.13 as follows:

"3.13	Notwithstanding the date of this Contract, any work (including any design, enabling works, demolition, temporary or other preliminary or permanent work) and activities carried out by or on behalf of the Contractor on or after the Commencement Date in connection with the Works shall be subject to the terms of this Contract, and the Contractor assumes full responsibility for the same."

Special Conditions - Page 5 of 26

18.	Insert new Sub-clause 3.14 as follows:

"3.14	The Contractor shall provide the Plant and the Documentation specified in the Contract, and all the Contractor's personnel, goods, consumables and other things and services, whether of a temporary or permanent nature, required in and for the design, execution, completion of the Works, and remedying of any Defect."

19.	Insert new Sub-clause 3.15 as follows:

"3.15	The Works and all works which are necessary for stability or for the completion, or safe and proper operation, of the Plant shall be in accordance with the Specification and all other requirements (whether expressly stated or reasonably inferred from the Specification) in the Contract."

20.	Insert new Sub-clause 3.16 as follows:

"3.16	The Purchaser has provided the Contractor with documents and/or extracts listed at Schedule 23 ("Third Party Agreements"), which impose obligations on the Purchaser regarding the Works. The Contractor shall perform and/or fulfil any and all duties, obligations and/or responsibilities ascribed to the Contractor or the role which the Contractor is performing in such Third Party Agreements and shall perform its obligations under this Contract in such manner and at such times so that no act, omission or default on the part of the Contractor shall constitute, cause or contribute to any breach by the Purchaser or any of its Affiliates of any of their respective obligations under the Third Party Agreements. The Contractor shall indemnify and keep indemnified the Purchaser against any and all Losses suffered or incurred by the Purchaser arising from or in relation to any breach of this Sub-clause 3.16 and any additional Cost incurred by the Contractor as a result of complying with this Sub-clause 3.16 shall not form part of the Contract Price nor entitle the Contractor to an extension of time."

21.	Insert new Sub-clause 3.17 as follows:

"3.17	If following execution of this Contract the Purchaser provides the Contractor with a copy of any documents and/or extracts which impose obligations on the Purchaser regarding the Works (including any such documents or extracts that amend the documents or extracts referred to at Sub-clause 3.16), the Contractor shall be deemed to have full knowledge of the same and shall immediately following receipt thereof perform and/or fulfil any and all duties, obligations and/or responsibilities ascribed to the Contractor or the role which the Contractor is performing in such documents or extracts and shall perform its obligations under this Contract in such manner and at such times so that no act, omission or default on the part of the Contractor shall constitute, cause or contribute to any breach by the Purchaser or any of its Affiliates of any of their respective obligations under such documents or extracts. Notwithstanding Sub-clause 3.16, any additional Cost properly incurred by the Contractor as a result of complying with this Sub-clause 3. 17 shall form part of the Contract Price and the Contractor shall be entitled to make a claim for an extension of time under Sub-clause 14.1 to the extent such compliance delays his performance of the Works."

Special Conditions - Page 6 of 26

Clause 4 – Purchaser's Responsibilities

21.1	In Sub-clause 4.2(a), delete "good engineering practice" and replace with "Good Industry Practices".

22.	In Sub-clause 4.7, delete "design" and replace with "Documentation".

Clause 5 – Decisions and Contract co-ordination

23.	Insert at the end of Sub-clause 5.1 before the full stop the following:

"failing which, such Decisions, notification, objection, claim or report shall be of no effect"

Clause 6 – Site Conditions

24.	Delete the wording in Sub-clause 6.1 and replace with the following:

"The Purchaser shall be responsible for the accuracy of any information provided by him or on his behalf including that relating to processing equipment to be supplied by Natex Prozesstechnologie GesMBH or other third party supplier of processing equipment for use in the Plant.

The Contractor shall be responsible for the accuracy, correctness and completeness of all Documentation and information provided by him or on his behalf to the Purchaser. To the extent expressly stated in Schedule 1 (Description of the Works) the Contractor shall verify and shall be deemed to have verified Documentation and information provided to him by or on behalf of the Purchaser for the purposes of the Works and subject to the aforesaid notwithstanding the description, drawing or specification of any part of the Works in the Specification or in any Variation Order, or any consent, agreement or approval of whatever nature given by or on behalf of the Purchaser in respect of any matter relating to the design or execution of the Works, the Contractor shall be fully responsible for the design and execution of the Works.

The Contractor shall:

(a)	be responsible for any error, inaccuracy or omission of any kind in such Documentation and information; and

(b)	be responsible for any conflict, ambiguity, discrepancy or divergence between or contained within any such Documentation and information.

If any such Documentation and/or information proves to be inaccurate and/or the Contractor consequently incurs any increase in the Cost of performing his obligations under the Contract, the additional Cost incurred shall not form part of the Contract Price. Any other data or information received by the Contractor from the Purchaser or otherwise, shall not relieve the Contractor from his responsibility for the design and execution of the Works pursuant to this Contract.”

Special Conditions - Page 7 of 26

25.	Insert new Sub-clause 6.2A as follows:

"Subject to Sub-clause 6.2, the Contractor shall assume the risk of gaining access and egress throughout the Site and all other working conditions required to carry out the Works (including the design thereof) and in general to have obtained all relevant information as to risks affecting access and egress throughout the Site and all working conditions required to carry out and complete the Works (including the design thereof). Any additional Cost incurred by the Contractor arising from any misunderstanding or misinterpretation of any such matter or otherwise shall not form part of the Contract Price, nor shall the Contractor be released from any of the risks accepted or obligations undertaken by him under this Contract on the grounds that it did not or could not have foreseen any matter which might affect or have affected the execution of the Works. Notwithstanding the above, if the Contractor is prevented from gaining access to the Site because he has been prevented from using all reasonable access routes to the Site, and such prevention has not been caused by any act or omission of the Contractor, the Contractor shall not have any liability under this Sub-clause 6.2A."

Clause 7 – Statutory and other obligations

26.	In this Sub-clause 7.3, after "Legislation" insert "which could not reasonably have been foreseen by an experienced contractor acting in accordance with Good Industry Practices at the date of this Contract".

Clause 8 – Patent and other protected rights

27.	In Sub-clause 8.3

(a)	after "protected by law" in the eighth line, insert "that relates to any Documentation or instruction provided to the Contractor by the Purchaser"; and

(b)	delete "after the date of the Contractor's tender as stated in the Agreement" and replace with "after the date of this Contract".

28.	Delete Sub-clause 8.7 and replace with:

"The Contractor grants to the Purchaser an irrevocable, non-terminable, royalty free, freely assignable licence to copy and use all Documentation prepared by or on behalf of the Contractor in connection with the Contract and to reproduce the designs and content of such Documentation for any purpose whatsoever connected with the Works including, without limitation, the construction, completion, reconstruction, modification, alteration, manufacture, letting advertisement, promotion, extension, reinstatement, operation, maintenance, sale, use and repair of the Works. Such licence shall include the right to grant sub-licences to any person."

29.	Delete Sub-clause 8.8 and replace with:

"In the event that this Contract is terminated for any reason or otherwise comes to an end the Contractor hereby agrees that the licence of the Documentation granted in Sub-clause 8.7 shall continue in all respects and shall not be affected by such termination and the Contractor hereby agrees to deliver up forthwith to the Purchaser the originals of and all copies of such Documentation immediately following the Purchaser's request."

30.	In Sub-clause 8.10, delete "Within twenty-eight days of the issue" and replace with "Prior to the issuance".

31.	Insert new Sub-clause 8.11 as follows:

"8.11	The Contractor warrants to the Purchaser that the rights in the designs and content in the Documentation prepared by or on behalf of the Contractor in connection with the Contract and the Contractor's Software vest in the Contractor and that the Contractor has full rights and liberty to enter into the obligations contained in Sub-clauses 8.7, 8.8 and 8.9 without restriction or limitation. The Contractor indemnifies the Purchaser against any claims brought by any third party against the Purchaser and any Losses arising therefrom which are occasioned and/or incurred by any breach by the Contractor of this Sub-clause 8.11."

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Clause 9 – Subcontracting and third party rights

32.	In Sub-clause 9.1:

(a)	delete "Neither the Purchaser nor the Contractor shall without the previous consent of the other" and replace with "The Contractor shall not without the prior consent of the Purchaser"; and

(b)	at the end of the Sub-clause insert a new sentence as follows "The Purchaser shall be entitled to freely assign the benefit of this Contract".

33.	Not used.

34.	Insert new Sub-clauses 9.14, 9.15, 9.16, 9.17, 9.18 and 9.19 as follows:

"9.14	The Contractor shall fulfil all of the obligations and duties required of him under the Contract and under each Subcontract.

9.15	The Contractor shall not transfer any of the Works from one appointed Subcontractor to another without the Purchaser's prior written consent, such consent not to be unreasonably withheld or delayed.

9.16	Save where Sub-clause 9.17 applies, the Contractor shall be fully liable and/or responsible to the Purchaser for any failure, default and/or breach of the Contractor in connection with the Contract including the payment of liquidated damages for delay. Any such failure, default and/or breach shall include, but not be limited to, any such failure, default and/or breach occasioned by the failure, default and/or breach by a Subcontractor in connection with its subcontract with the Contractor (each being a "Subcontract"). Any such failure, default and/or breach in connection with a Subcontract shall be deemed to include: (i) a determination of the employment of a Subcontractor; and (ii) the engagement, as a result of such failure, default and/or breach, of other persons to carry out part or the whole of the works to which a Subcontract relates."

9.17	Pursuant to clause 9.8 the Contractor may, with the prior written consent of the Project Manager, enter into subcontracts where a supplier or subcontractor has not agreed to terms consistent with the Contractor’s duties and obligations under the Contract (each a “Limited Liability Subcontract”). Where the Purchaser agrees in writing prior to the appointment of a Subcontractor that the Contractor may enter in to a Limited Liability Subcontract (which for the avoidance of doubt shall include approval by the Purchaser of a Tender Report which sets out such inconsistent terms) then in the event of default by a Subcontractor under or in connection with a Limited Liability Subcontract (a “Limited Liability Subcontractor”) then, to the extent the Contractor is not itself responsible for the default by the Limited Liability Subcontractor, the Contractor shall:

(1) have no greater liability to the Purchaser under the Contract, either in nature, extent or in time, than the Limited Liability Subcontractor would have had to the Purchaser under the Limited Liability Subcontract; and

(2) shall be entitled in any action or proceedings by the Purchaser to rely on any limitation the Limited Liability Subcontractor would have had in the Limited Liability Subcontract and to raise equivalent rights in defence of liability to those that the Limited Liability Subcontractor would have had under the Limited Liability Subcontract;

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had the Purchaser been named with the Contractor as joint employer of the Limited Liability Subcontractor under the Limited Liability Subcontract with the Limited Liability Subcontractor owing its duties to each employer separately.

9.18	Subject to the Purchaser paying the Contractor’s reasonable costs (including legal and external consultancy costs) and expenses the Contractor shall in consultation with the Project Manager and the Purchaser take all necessary steps: (i) to operate the terms of each Limited Liability Subcontract for dealing with Subcontractor Default, including enforcement through adjudication, arbitration or legal proceedings if necessary, to seek any amount due to the Contractor including any amount for which the Contractor is liable to the Purchaser, as a result of the Subcontractor Default; and (ii) to secure the satisfactory completion of the Works including the engagement for that purpose of a further Subcontractor and ensure that such engagement is in accordance with the terms of the Contract. Any damages recovered from a Limited Liability Subcontractor shall be passed on to the Purchaser without deduction and such damages shall be excluded from the total aggregate liability of the Contractor.

9.19	The parties agree that the subcontract entered into between the Contractor and BPE Design and Support Ltd (BPE) dated 11 May 2017 is a Limited Liability Subcontract and that under this subcontract BPE is a Limited Liability Subcontractor.””

Clause 10 – Nominated Subcontractors

35.	Delete Clause 10 (Nominated Subcontractors) and replace with:

"10.1	Every Subcontractor shall be a domestic subcontractor and shall be appointed by the Contractor solely at the Contractor's risk and the Contractor shall remain responsible for the performance of such Subcontractor notwithstanding any other provision to the contrary in this Contract."

Clause 11 – The Project Manager

36.	In Sub-clause 11.1, delete "36.5" and insert "11.1A".

37.	Insert new Sub-clause 11.1A as follows:

"11.1A	The Project Manager shall have no authority:

(a)	to amend this Contract;

(b)	to notify the Contractor pursuant to the first paragraph of Sub-clause 36.5; or

(c)	to notify the Contractor pursuant to Sub-clause 43.1 (Termination by the Purchaser for convenience)."

38.	In Sub-clause 11.2, after "preparing the justification shall" insert ", to the extent such Cost has been agreed by the Purchaser in advance,".

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Clause 12 – Contract Manager and Contractor’s Staff

39.	In Sub-clause 12.1, make the following amendments:

(a)	in the sixth line after "place in his absence" insert "provided always that the Project Manager has given prior written consent to the deputy being appointed";

(b)	in the seventh line after "appointment of such a deputy" insert "(and shall provide to the Project Manager all reasonable Documentation regarding the suitability of the proposed deputy)"; and

(c)	insert after the last sentence, "The Contractor shall not replace the deputy appointed in accordance with this Sub-clause 12.1 without the previous written consent of the Project Manager."

40.	At the end of Sub-clause 12.4 add:

"The Contractor shall also ensure that any key position set out in Schedule 8 which has no key person identified shall be filled by personnel who have been approved in writing by the Project Manager (such approval not to be unreasonably withheld or delayed). Once approved the personnel in the key positions can only be replaced by personnel of equivalent skill and experience and with the prior approval of the Project Manager (such approval not to be unreasonably withheld or delayed). The Contractor shall continue to employ such personnel in their specified capacities for so long as and to the extent that the Works require."

41.	In Sub-clause 12.5, in the first line after "Site Manager" insert ", Contract Manager" and in the sixth line after "replace such person" insert ", at the Contractor's cost (which, for the avoidance of doubt, shall not form part of the Contract Price),".

Clause 14 - Delays

42.	In Sub-clause 14.1:

(a)	delete the first paragraph and replace with:

"If, at any time, the Contractor becomes aware that there will be (or is reasonably expected to be) a delay in the performance of his obligations under the Contract including, but not limited to, any delay in completion of the Works in accordance with Sub-clause 13.1, the Contractor shall as soon as possible after, and in any event within 7 days of, becoming aware of such delay give notice to the Project Manager to that effect specifying such delay or impediment.";

(b)	in the second paragraph:

(a)	after "As soon as reasonably possible after" insert ", and in any event within 7 days of,"; and

(b)	at the end of the second paragraph, insert ", and as soon as reasonably practicable shall provide sufficient evidence with such notice to demonstrate the causal link between each and every alleged matter under Sub-clause 14.4 and the extensions applied for with documentary evidence supporting the same. All such records shall also be open to inspection by the Project Manager."

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43.	Insert new Sub-clause 14.1A as follows:

"14.1A	The Contractor acknowledges and agrees that it shall be a condition precedent to the Contractor's entitlement to an extension under Sub-clause 14.1 that the Contractor shall:

(a)	comply with the time limits specified in Sub-clause 14.1; and

(b)	take and continue to take all reasonable steps to mitigate and minimise the consequences of any delay upon the performance of his obligations under this Contract and where relevant, resume performance of his obligations affected by the event causing delay as soon as possible."

44.	Delete Sub-clause 14.2, paragraph (d) and insert:

"any delay caused by a matter which is concurrent with another delay for which the Contractor is responsible shall not be taken into account provided that to the extent to which this Sub-clause 14.2(d) would otherwise prevent the Contractor being entitled to an extension of time under this Contract for a matter causing delay as a result of any impediment, prevention or default, whether by act or omission, by the Purchaser or the Project Manager, this Sub-clause 14.2(d) shall not apply."

45.	In Sub-clause 14.4:

(a)	delete the full stop in paragraph (g), replace with "; or", and add a new paragraphs (h) and (j) as follows:

"(h)  a breach of the Contract or act of prevention by the Purchaser or any Other Works Contractor or other person for whom the Purchaser is responsible; or

(j) compliance with Sub-clause 3.17."; and

(b)	delete the full stop at the end, replace with a comma and insert:

"provided that the Contractor shall not be entitled to any extension under Sub-clause 14.1 to the extent that any of the matters in this Sub-clause 14.4 have been caused or contributed to by the conduct, negligence, omission, default, breach of contract and/or breach of statutory duty of the Contractor and/or any Subcontractor."

46.	In Sub-clause 14.6:

(a)	delete the first three lines and replace with:

"'Force Majeure' shall mean any circumstance to the extent such circumstance is beyond the reasonable control of the parties which prevents or impedes the due performance of the Contract by either party, including:"

(b)	delete paragraph (f) and replace with "being such conditions as recorded by the UK Met Office (or any body that precedes or succeeds the UK Met Office in recording weather conditions throughout the UK) as shall be adverse to the progress of the Works and exceptional in comparison to weather records relevant to the part of the UK in which the Works are being carried out prepared by the UK Met Office (or any body that precedes or succeeds the UK Met Office in recording weather conditions throughout the UK) for the 10 years preceding the period in question;"

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(c)	in paragraph (g), after "public transport" insert "where there is no reasonable alternative means of transport available to either party";

(d)	in paragraph (h), replace "." with ";";

(e)	insert new paragraphs (i), (j) and (k) as follows:

"(i)	invasion, act of foreign enemies, hostilities (whether or not war be declared), civil unrest, civil war, rebellion, revolution, insurrection or military or usurped power, or similar events;

(j)	ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste, from the combustion of nuclear fuel, radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof; or

(k)	pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speed."; and

(f)	delete the second paragraph and replace with the following:

"The following shall not constitute Force Majeure:

(a)	the mere shortage of labour, materials or utilities, unless caused by circumstances which are themselves Force Majeure; and

(b)	events or circumstances which:

(i)	were reasonably foreseeable at the date of the Contract;

(ii)	could have been avoided by steps which might have reasonably been expected to be taken by the Contractor; and

(iii)	arise directly or indirectly as a result of any wilful act or default of the Contractor.".

47.	Delete Sub-clause 14.7 and replace with "The Contractor shall at all times use reasonable endeavours to minimise any delay in the performance of its obligations under the Contract, whatever may be the cause of such delay."

Clause 15 – Damages for delay

48.	Insert new Sub-clause 15.3 as follows:

"15.3	Having each received independent legal advice, the parties acknowledge and agree that the liquidated damages for delay specified in Schedule 12 are a genuine pre-estimate of, and are a fair and reasonable sum having regard to, the likely Losses to the Purchaser in the event that Contractor fails to meet his obligations under Sub-clause 13.1, this Sub-Clause 15.1 and Schedule 11 (Times for Completion) and consequently do not constitute a penalty."

49.	Insert a new Sub-clause 15.4 as follows:

"15.4	If, as a result of a challenge by the Contractor, the liquidated damages for delay in Sub-clause 15.1 are determined by any judicial or arbitral proceedings as being a penalty or otherwise cannot be enforced against the Contractor, the Parties agree that the Contractor's liability to the Purchaser for breach of its obligations in Sub-clause 13.1 will instead be determined by general damages."

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Clause 16 - Variations

50.	In Sub-clause 16.2, after the first sentence, insert "No Variation shall vitiate the Contract.".

51.	In Sub-clause 16.5, insert in the first line "reasonable" before "opinion".

52.	In Sub-clause 16.6:

(a)	delete paragraph (a) and replace with "Not used.";

(b)	at the end of paragraph (d) insert "except to the extent that the Contractor is able to obtain, a licence, derogation or exception to avoid such infringement"; and

(c)	at the end of paragraph (e) insert, "save where the Contractor is required to release himself from such undertaking or agreement pursuant to this Contract and otherwise provided always that the Contractor has used his reasonable endeavours to release himself from such undertaking and/or agreement".

53.	In Sub-clause 16.7, after "Sub-clause 16.5 and 16.6 shall" insert ", to the extent such Cost has been agreed by the Project Manager in advance,"

54.	At the end of Sub-clause 16.8, insert "Such contemporary records shall be in sufficient detail and include such supporting documentation that is reasonably required to substantiate the Costs."

55.	Delete Sub-clause 16.9 and insert “Not used”.

Clause 17 – Variations proposed by the Contractor

56.	In first paragraph of Sub-clause 17.2, after "Sub-clause 17.2 shall" insert "to the extent such Cost was agreed by the Project Manager in advance,"

57.	In Sub-clause 17.2, delete the second paragraph.

58.	In Sub-clause 17.4, in the second paragraph delete “may be referred to an Expert in accordance with Clause 48.” and replace with “may be referred to dispute resolution in accordance with Clause 46.”

59.	In Sub-clause 17.5, add the following sentence to the end of the Sub-clause:

"The Contractor shall not be entitled to any extension of time and the Cost of implementing any such Variation that may be needed shall not form part of the Contract Price to the extent that such incorrect specification is a consequence of a default by the Contractor under the Contract."

Clause 19 - Claims

60.	At the end of Sub-clause 19.1, insert "Such records shall be in sufficient detail and include such supporting documentation that is reasonably required to substantiate the claim.".

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Clause 21 - Documentation

61.	Delete Sub-clause 21.3 and replace with the following:

"Approval, inspection or review by or on behalf of the Purchaser or the Project Manager of any Documentation submitted to either of them, and the omission or failure to inspect, approve or review such Documentation shall not relieve the Contractor of any of his responsibilities under the Contract. The Contractor shall not depart from any approved Documentation unless he has first submitted amended Documentation to the Project Manager and obtained his approval thereof from the Purchaser."

62.	In Sub-clause 21.4:

(a)	delete "good engineering practice" and replace with "Good Industry Practices"; and

(b)	delete the third paragraph.

63.	Delete Sub-clause 21.13 and replace with:

"Further to the Contractor's obligations under Sub-clause 6.1, the Contractor shall notify the Project Manager in writing of any errors, inaccuracies, omissions, conflicts, ambiguities, divergences and/or discrepancies in the Documentation or information provided to him by or on behalf of the Purchaser or the Project Manager within two days of becoming aware of such error, inaccuracy, omission, conflict, ambiguity, divergence and/or discrepancy. Within 7 days of receipt of such notification the Project Manager shall issue to the Contractor an instruction directing the Contractor how to deal with such error, inaccuracy, omission, conflict, ambiguity, divergence and/or discrepancy pursuant to which the Contractor shall comply. Such an instruction issued by the Project Manager shall not constitute a Variation or Variation Order and if the Contractor consequently incurs any increase in the Cost of performing his obligations under this Contract as result of such compliance, the additional Cost incurred shall not form part of the Contract Price to the extent that such error, inaccuracy, omission, conflict, ambiguity, divergence and/or discrepancy is a consequence of default by the Contractor."

Clause 22 – Inspection and pre-installation tests

64.	In line nine of Sub-clause 22.4 after "test shall" insert "subject to Sub-clause 22.4A,".

65.	Insert a new Sub-clause 22.4A as follows:

"22.4A	The Cost of any additional pre-installation test shall form part of the Contract Price, except where:

(a)	the additional pre-installation test is undertaken by a Subcontractor without further cost to the Contractor;

(b)	the cost of the additional pre-installation test is paid by the Subcontractor to the Contractor;

(c)	the Contractor has failed to use reasonable endeavours to enforce the terms of the relevant subcontract; or

(d)	the additional pre-installation test was necessitated by a failure of the Contractor himself (and not any Subcontractor) to exercise Good Industry Practice and/or the Standard of Care."

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66.	At the end of Sub-clause 22.6 insert:

"The Contractor shall be liable for the costs of retesting any items of work or Materials which have failed to pass any pre-installation test and any direct costs reasonably incurred by the Purchaser as a result of any such failure or retesting."

67.	In Sub-clause 22.7 in paragraph (b) delete "reasonable skill and care to be expected of a properly qualified and competent contractor" and replace with "Good Industry Practice and/or Standard of Care".

68.	Delete Sub-clause 22.8 and replace with "Not used".

Clause 23 – The Site

69.	In Sub-clause 23.1:

(a)	delete “and possession of" in the first line; and

(b)	delete “and possession” in the ninth line.

70.	In Sub-clause 23.5, after "The Contractor shall permit the Purchaser" insert "or any person notified by the Purchaser in writing to the Contractor.

71.	Insert a new Sub-clause 23.8 as follows:

"23.8	The Contractor shall, at all times, prevent any nuisance or other interference with the rights of any adjoining landowner, tenant or occupier or any statutory undertaker of which the Contractor is or ought reasonably to have been aware arising out of the carrying out of the Works. In respect of the Works the Contractor shall reimburse the Purchaser for any and all Losses resulting from any failure or default by the Contractor in performing his obligations under this Sub-clause 23.8."

Clause 24 – Delivery to Site

72.	In Sub-clause 24.4, delete "seven" and replace with "three".

Clause 25 – Ownership of Materials

73.	Insert a new Sub-clause 25.4 as follows:

"25.4	Except as otherwise agreed with the Purchaser in writing in advance, the Contractor warrants and undertakes that:

(a)	he has good title, free from all liens and other encumbrances, to each item of the Materials supplied by it under the Contract and that each item of Materials will remain free from any liens and encumbrances created by, or in favour of, or in any way attributable to the Contractor or any persons from whom it obtains the Materials until title in the Materials is passed to the Purchaser. The Contractor shall reimburse the Purchaser for any and all Losses arising from any breach of the warranty contained in this Sub-clause 25.4; and

(b)	when payment from the Purchaser is received by the Contractor in respect of any Materials the Contractor shall discharge any payment obligations the Contractor incurred in connection with such Materials and the Contractor shall provide evidence of such discharge of payment obligations to the Purchaser upon the Purchaser's request and/or in accordance with Clause 40 (Records and audits).

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Clause 26 – Health, Safety, environment and pollution

74.	In Sub-clause 26.5, insert the following new sub-paragraph at the end:

"The name, qualifications and experience of such a competent person nominated shall be notified in writing to the Project Manager prior to his appointment together with any other details of such person reasonably requested by the Project Manager. The appointment of such a person shall be subject to the approval of the Project Manager, such approval not to be unreasonably withheld or delayed. The Contractor shall not replace such an approved competent person without the previous written consent of the Project Manager, such consent not to be unreasonably withheld or delayed."

75.	In Sub-clause 26.7, paragraphs (b) and (c), delete "reasonable skill and care to be expected of a properly qualified and competent contractor" and replace with "Good Industry Practice and/or Standard of Care".

76.	Insert a new Sub-clause 26.8 as follows:

"26.8	Both the Contractor and the Purchaser acknowledge that they are aware of and undertakes to the other that in relation to the Works, Plant and Site they will duly comply with the CDM Regulations. The parties agree that the Works are a notifiable project for the purposes of the CDM Regulations. Without limitation:

(a)	as the Contractor is, and while it remains, the Principal Designer, the Contractor shall comply with all the duties of a Principal Designer set out in regulations 11 to 12 of the CDM Regulations including without limitation preparing, and delivering, to the Purchaser, the health and safety file;

(b)	as the Contractor is, and while it remains, the Principal Contractor, the Contractor shall comply with all the duties of a principal contractor set out in regulations 12 to 15 of the CDM Regulations including without limitation ensuring that:

(i)	the Construction Phase Plan is prepared and received by the Purchaser before construction work under this Contract is commenced, and that any subsequent amendment to it by the Contractor is notified to the Purchaser and the Principal Designer; and

(ii)	welfare facilities complying with Schedule 2 of the CDM Regulations are provided from the commencement of construction work until the end of the construction phase;

(c)	where the Contractor ceases to be the Principal Designer, promptly upon the written request of the replacement Principal Designer, the Contractor shall provide, and shall ensure that any sub-contractor, through the Contractor, provides to the Principal Designer (or, if the Contractor is not the Principal Contractor, to the Principal Contractor) such information as the Principal Designer reasonably requires for the preparation of the health and safety file;

(d)	where the Contractor ceases to be the Principal Contractor, the Contractor shall promptly inform the replacement Principal Contractor of the identity of each sub-contractor that it appoints and each sub-contractor appointment notified to him."

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77.	Insert a new Sub-clause 26.9 as follows:

"26.9	If the Purchaser by a further appointment replaces the Principal Contractor or Principal Designer, the Purchaser shall immediately upon such further appointment notify the Contractor in writing of the name and address of the new appointee. If the Purchaser appoints a successor to the Contractor as the Principal Contractor or Principal Designer, the Contractor shall at no cost to the Purchaser comply with all reasonable requirements of the new Principal Designer and/or Principal Contractor to the extent necessary for the compliance with the CDM Regulations; no extension of time shall be given in respect of such compliance."

78.	Insert a new Sub-clause 26.10 as follows:

"26.10	The Contractor shall in carrying out the Works observe the requirements of any codes of practice, guidance notes and recommendations for the time being in force and published by the Health and Safety Executive."

79.	Insert a new Sub-clause 26.11 as follows:

"26.11	The Contractor shall, whenever required by the Project Manager or the Purchaser, submit details of the arrangements and methods which the Contractor proposes to adopt for the execution of the Works. The Contractor shall not make any material alteration to these arrangements without prior written notification being given to the Project Manager."

Clause 29 - Meetings

80.	In the penultimate line of Sub-clause 29.1 after "Subcontractors" insert "and the Purchaser".

81.	In Sub-clause 29.2, in the fifth line after "Project Manager within a further seven days." Insert "Any failure by the Contract Manager to return a signed copy of the minutes shall be deemed to act as confirmation that the Contractor has accepted the minutes as an accurate record of the meeting.".

Clause 30 – Care of the Works

82.	In Sub-Clause 30.6 delete "Subject to Sub-Clause 30.5" and replace with "Subject to Sub-Clauses 30.5 and 30.7".

83.	Delete Sub-clause 30.7 and replace with:

"30.7 The Purchaser shall indemnify, from the insurance proceeds it receives, the Contractor in respect of any Cost of making good loss of or damage to the Plant, Site Materials and/or Temporary Works in accordance with Sub-Clause 30.4 that is in excess of the Contractor’s liability under Sub-clause 30.6 irrespective of fault or negligence of the Contractor or any Subcontractor.

84.	In Sub-clause 30.10, delete "irrespective of any fault or negligence of the Purchaser, any Affiliate of the Purchaser, or the Project Manager" and replace with "save to the extent that such damages, liabilities, claims, costs and expenses are caused by the negligence of the Purchaser, any Affiliate of the Purchaser, or the Project Manager".

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85.	In Sub-clause 30.11, delete:

(a)	"and any Subcontractor"; and

(b)	"irrespective of any fault or negligence of the Contractor or any Subcontractor" and replace with "save to the extent that damages, liabilities, claims, costs and expenses are caused by the negligence of the Contractor .

86.	In Sub-clause 30.13 delete "aggregate" in line 9.

87.	In Sub-clause 30.14, delete:

(a)	"and any Subcontractor"; and

(b)	"irrespective of any fault or negligence of the Contractor or any Subcontractor" and replace with "save to the extent that damages, liabilities, claims, costs and expenses are caused by the negligence of the Contractor.

88.	In Sub-clause 30.15 delete "Subject to" and replace with "Notwithstanding".

Clause 31 - Insurance

89.	In line 1 of Sub-clause 31.2, Sub-clause 31.3 and Sub-clause 31.4, delete “Contractor” and replace with “Purchaser”.

90.	In Sub-clause 31.4, at line 2 delete “Purchaser” and replace with “Contractor”, and line 3 delete “Contractor” and replace with “Purchaser”.

91.	Delete Sub-clause 31.6 and replace with:

"The Contractor shall take out and maintain with reputable insurers carrying on business in the European Union professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses from the commencement of the Works and continuing up to 12 years from the date of issue of the Take Over Certificate with a limit of indemnity of not less than [***] in the aggregate provided always that such insurance is generally available at commercially reasonable rates and terms. The Contractor shall immediately inform the Purchaser if such insurance ceases to be available at commercially reasonable rates and terms and with the approval of the Purchaser (such approval not to be unreasonably withheld) make alternative arrangements for protecting the interest of the Purchaser and the Contractor."

92.	Insert new Sub-clause 31.8 as follows:

"The Contractor shall give the Purchaser prompt notification of any circumstances which in the Contractor's opinion could give rise to a claim under:

(i)	any of the insurance policies required under this Contract to be held by the Purchaser under joint names and provide the Purchaser on request with such information as the Purchaser may reasonably require to enable the Purchaser to make or handle any claim; and

(ii)	any of the insurance policies required under this Contract to be held by the Contractor to the extent such claim relates to this Contract the Works and/or the Plant."

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Clause 32 – Completion of Construction

93.	Delete Sub-clause 32.9 and insert “Not used”.

Clause 33 – Taking over

94.	In Sub-clause 33.7;

(a)	in the second paragraph after "to be completed by the Contractor" insert "(which list shall not include any items which affect the operability or safety of the Works)"; and

(b)	delete the third paragraph.

95.	In Sub-clause 33.10:

(a)	Delete the second paragraph.

96.	In the first line of the second paragraph of Sub-clause 33.11, insert "Subject to Sub-clause 33.11A" before the words, "Any additional Cost" and replace "Any" with "any".

97.	Insert a new Sub-clause 33.11A as follows:

"33.11A	Any deferred take over procedure carried out pursuant to Sub-clauses 33.9 or 33.10 by reason of an act, omission or default of the Contractor shall be carried out at the Contractor's own risk and cost. The Contractor shall not be entitled to recover any additional Cost incurred (which, for the avoidance of doubt, shall not form part of the Contract Price), nor be entitled to an extension of time as a result of carrying out such a deferred take over procedure."

98.	In Sub-clause 33.13, insert ", subject to 7 days' written notice," after "After the issue of the Take Over Certificate".

Clause 35 – Performance Tests

99.	In the third paragraph of Sub-clause 35.4 delete "reasonable skill and care to be expected of a properly qualified and competent contractor" and replace with "Good Industry Practice and/or Standard of Care".

100.	In the third paragraph of Sub-clause 35.6 delete "reasonable skill and care to be expected of a properly qualified and competent contractor" and replace with "Good Industry Practice and/or Standard of Care".

101.	At the end of the second paragraph of Sub-clause 35.13, insert "except to the extent that such Costs were incurred as a consequence of a default by the Contractor".

102.	Delete Sub-clause 35.18 and insert “Not used.”

103.	Insert new Sub-clause 35.19 as follows:

"35.19	Having each received independent legal advice, the parties acknowledge and agree that the liquidated damages specified in Schedule 17 are a genuine pre-estimate of, and are a fair and reasonable sum having regard to, the likely Losses to the Purchaser in the event that Contractor fails to meet his obligations under Sub-clause 35.12 and consequently do not constitute a penalty."

Special Conditions - Page 20 of 26

104.	Insert a new Sub-clause 35.20 as follows:

"35.20	If, as a result of a challenge by the Contractor, the liquidated damages specified in Schedule 17 are determined by any judicial or arbitral proceedings as being a penalty or otherwise cannot be enforced against the Contractor, the Parties agree that the Contractor's liability to the Purchaser for breach of its obligations in Sub-clause 35.12 will instead be determined by general damages."

Clause 37 – Liability for Defects

105.	In Sub-clause 37.3 in paragraph (b) delete "reasonable skill and care to be expected of a properly qualified and competent contractor" and replace with "Good Industry Practice and/or Standard of Care".

106.	In Sub-clause 37.6, delete "fourteen" and insert "seven".

107.	In Sub-clause 37.8 delete the final paragraph.

Clause 38 – Final Certificate

108.	In Sub-clause 38.3, delete the first paragraph and replace with:

"The Contractor shall have no right or obligation to do any further work to any part of the Plant after a Final Certificate has been issued in respect of that part. "

109.	Delete Sub-clause 38.4 and replace with:

"Save in respect of those items of Plant or Works listed in Schedule 26 (Parts with reduced liability), notwithstanding anything else to the contrary contained within this Contract, but save as stated in Sub-clause 38.3 the issuance of the Final Certificate shall not in any way affect the liabilities of either party to the other arising out of or in any way connected with the performance of their respective obligations under the Contract. For those items of Plant or Works listed in Schedule 26, the Contractor's liability to the Purchaser in respect of such items of Plant or Works shall expire in accordance with the time periods set out in Schedule 26 or, if no such period is stated in Schedule 26 but an item of Plant or Works is listed therein, when the Final Certificate has been issued in relation to such items of Plant or Works."

Clause 39 – Contract Price

110.	Delete Sub-clause 39.3 and insert “Not used.”

111.	Add a new Sub-clause 39.5 as follows:

"39.5	Any amount which:

(a)	is not justified by the accounts and records provided by the Contractor in accordance with Schedules 18 and 19;

(b)	should not have been paid to a Subcontractor under the terms of its subcontract;

(c)	the Subcontractor is entitled to be paid under its subcontract either wholly or in part as a result of a breach by the Contractor of the relevant subcontract where such breach is unrelated to a breach by the Purchaser under this Contract; and/or

(d)	is disallowed under Sub-clause 3.11,

shall not form part of the Contract Price."

Special Conditions - Page 21 of 26

Clause 40 – Records and audits

112.	In Sub-clause 40.2:

(a)	in the first line, delete "and" and replace with a comma, and after "Project Manager", insert "and any auditors appointed by the Purchaser and/or the Project Manager"; and

(b)	delete the second sentence; and

(c)	add the following sentence at the end of Sub-clause 40.2:

“The Purchaser shall initiate its first audit under this Clause 40 within three months following commencement of the Works on the Site.”

113.	Insert a new Sub-clause 40.3 as follows:

"40.3	The Contractor shall (and shall cause its Subcontractors to, if required by the Purchaser and/or their auditors) fully cooperate, in a timely manner, with the Purchaser and/or its auditors and provide them with all assistance as they may reasonably request in connection with the audit."

Clause 41 - Payment

114.	In Sub-clause 41.6, insert after "shall" in the fourth line ", subject to Sub-clause 41.7,".

115.	In Sub-clause 41.7, insert after "the Purchaser" in the fourth line "or any person nominated by the Purchaser".

116.	In Sub-clause 41.11:

(a)	insert after "the Purchaser" in the third line "or any person nominated by the Purchaser"; and

(b)	insert after "the Purchaser" in the fourth line "or any person nominated by the Purchaser".

Clause 42 – Suspension of the Works

117.	Insert a new Sub-clause 42.1A as follows:

"For the duration of the suspension instructed by the Project Manager under Sub-clause 42.1, the Contractor shall:

(a)	as far as reasonably possible protect, store and secure all the Plant (as completed), Temporary Works, Site Materials and Materials against any deterioration, loss or damage, such continued Works being advised to the Project Manager in accordance with Sub-clause 42.1 and agreed to by the Project Manager;

(b)	place no further agreements with the Subcontractors or purchase any materials, services, work or facilities with respect to those parts of the Works suspended except to the extent expressly requested in writing by the Purchaser; and

Special Conditions - Page 22 of 26

(c)	use all reasonable endeavours to suspend on the most favourable terms available to the Contractor all subcontract agreements, purchase orders and rental agreements to the extent affected by such suspension and otherwise minimise the additional costs associated with such suspension."

118.	In Sub-clause 42.5, delete "ninety" in the second line and replace with "one hundred and eighty".

Clause 43 – Termination by the Purchaser for convenience

119.	In Sub-clause 43.2 after "Notice of Termination" in the first line insert "immediately".

120.	In Sub-clause 43.3 insert "reasonably" before "practicable".

121.	In Sub-clause 43.5;

(a)	after "(a), (b) and (c)" insert a new sub-paragraph (d) as follows:

"any amounts due to the Purchaser under the Contract."

(b)	delete the final paragraph.

122.	Delete Sub-clause 43.9 and replace with:

"Any provision of this Contract which expressly or by implication is intended to come into or continue in force on or after termination of this Contract shall remain in full force and effect."

Clause 44 – Termination for Contractor's default

123.	In Sub-clause 44.1, delete the wording and replace with the following:

"If the Contractor is insolvent or commits any act of fraud, deliberate default, reckless misconduct or gross negligence with respect to the Contract, then without prejudice to any other rights or remedies, the Purchaser may forthwith by notice, terminate the employment of the Contractor under the Contract.

For the purposes of this Sub-clause, the Contractor is insolvent if:

(a)	he enters into an arrangement, compromise or composition in satisfaction of his debts (excluding a scheme of arrangement as a solvent company for the purposes of amalgamation or reconstruction); or

(b)	without a declaration of solvency, it passes a resolution or makes a determination that it be wound up; or

(c)	he has a winding up order or bankruptcy order made against him; or

(d)	he has appointed to him an administrator or administrative receiver; or

(e)	he is the subject of any analogous arrangement, event or proceedings in any other jurisdiction; or

(f)	(additionally in the case of a partnership) each partner is the subject of an individual arrangement or any other event or proceedings referred to in this Sub-clause."

Special Conditions - Page 23 of 26

124.	In Sub-clause 44.2:

(a)	delete "or" after paragraph (b) insert after paragraph (c) new paragraphs (d) and (e) as follows:

"(d)	fails to supply a sufficient number of properly skilled personnel or materials or equipment of the proper quality or quantity; or

(e)	has paid to the Purchaser liquidated damages for delay pursuant to Sub-Clause 15.1 in an amount equal to the maximum on the Contractor's liability for liquidated damages for delay or is liable and has failed to pay liquidated damages for delay in that amount.

(b)	in the second paragraph, delete "fourteen" and replace with "seven"; and

(c)	at the end of the second paragraph insert "In the case of Sub-clause 44.2(e), no later than 14 days prior to the anticipated date when the Contractor will have paid to the Purchaser liquidated damages for delay pursuant to Sub-clause 15.1 in an amount equal to the maximum of the Contractor’s liability for liquidated damages for delay or will be liable to and have failed to pay liquidated damages for delay in that amount, the Purchaser shall issue a Notice to the Contractor stating that it considers that a default will occur on the expiry of 14 days after issue of such Notice and if the Contractor fails to remedy such default within such 14 day period, the Purchaser shall without further delay be entitled to issue a further Notice terminating the employment of the Contractor under the Contract."

125.	In Sub-clause 44.3, paragraph (c) after "promptly" insert "and in any event within twenty-one days of termination."

126.	In Sub-clause 44.4:

(a)	In paragraph (a) delete "twenty one" and insert "fourteen".

(b)	delete paragraph (b) and replace with:

"if the Contractor does not collect and remove the item or thing within a period of seven days of its being made available in accordance with paragraph (a) above, the Purchaser may dispose of that item as it sees fit and retain any proceeds".

127.	Delete Sub-clause 44.6, paragraph (a) and replace with the following:

"all sums due to the Purchaser from the Contractor including (i) all Losses incurred by the Purchaser due to such termination, and (ii) (without double counting) any cost incurred by the Purchaser in completing the Works in accordance with Sub-clause 44.3(b) which is in addition to the total amount which the Purchaser would have been expected to pay the Contractor if the Contractor has completed the Works in accordance with the Contract"; and

128.	Delete Sub-clause 44.10 and insert “Not used.”

129.	In Sub-clause 44.13 delete “, 47 (Adjudication), 48 (Reference to an Expert) and 49 (Arbitration) and replace with “and 47 (Adjudication)”.

Special Conditions - Page 24 of 26

Clause 45 – Limitation of liabilities and remedies

130.	In Sub-clause 45.3,

(a)	after "31 (Insurance)", insert "and clause 9.18 and from gross negligence, misconduct, wilful default, fraud, unlawful abandonment of the Works, matters for which the Contractor has given an express indemnity, termination due to Contractor default and liquidated damages"; and

(b)	in line 4 replace "amount" with "amounts".

Clause 46 - Disputes

131.	In Sub-clause 46.2, delete “, 47 (Adjudication), 48 (Reference to an Expert) and 49 (Arbitration) and replace with “and 47 (Adjudication)”.

132.	In Sub-clause 46.8 delete “,an Expert, adjudicator or arbitrator” and replace with “or adjudicator”.

Clause 47 - Adjudication

133.	In Sub-clause 47.2:

(a)	delete “for a dispute to be referred to an Expert in accordance with Clause 48 (Reference to and Expert) or to arbitration in accordance with Clause 49 (Arbitration)”; and

(b)	delete "'Adjudication Rules' published by IChemE" and replace with "TeCSA Adjudication Rules".

Clause 48 – Reference to an Expert

134.	Delete Clause 48 (Reference to an Expert) and replace with “Not used.”

Clause 49 - Arbitration

135.	Delete Clause 49 (Arbitration) and replace with "Not used."

Clause 50 – Anti-corruption

136.	Insert a new Clause 50 (Anti-corruption) as follows:

"50.1	The Contractor warrants to the Purchaser that it is in compliance with the Bribery Act 2010 and undertakes that it will continue to comply with the Bribery Act 2010 for the duration of the Works.

50.2	The Purchaser may request in writing from time to time any information (including without limitation any details of the Contractor's anti-corruption policies) from the Contractor in order to assess the Contractor's compliance with Sub-clause 50.1 and/or as may be required pursuant to any investigation relating to alleged corruption, which the Contractor shall provide to the Purchaser within 7 days of any such request.

50.3	If the Purchaser decides that the Contractor has breached its warranty and undertaking in Sub-clause 50.1 or has failed to provide timely information in accordance with Sub-clause 50.2, the Contractor acknowledges that its non-compliance is a breach of this Contract and the Purchaser may immediately suspend or immediately terminate the Contractor's employment by notice.

Special Conditions - Page 25 of 26

50.4	If the Contractor's employment is suspended pursuant to Sub-clause 50.3, the Purchaser shall be entitled to withhold further payments due to the Contractor under this Contract until it is satisfied that the Contractor is no longer in breach of Sub-clauses 50.1 and/or 50.2.

50.5	If the Contractor's employment is terminated pursuant to Sub-clause 50.3, any claims for payment, including claims for services previously rendered, shall be void to the extent permitted by law.

50.6	In the event that the Contractor is in breach of Sub-clauses 50.1 and/or 50.2, the Purchaser may require, in addition to or in the alternative to suspension or termination pursuant to Sub-clause 50.3, the termination of the employment of the infringing individual at the Contractor from the Works, whether an employee, servant, agent, supplier, Subcontractor or sub-consultant of the Contractor in which event the provisions of Sub-clause 12.5 shall apply.

50.7	The Contractor will not assign, subcontract or otherwise enter into any arrangement to share the Contract Price or any part thereof with any third party other than in accordance with the provisions of this Contract.

50.8	The Contractor shall promptly notify the Purchaser if it suspects it is no longer in compliance with Sub-clause 50.1 and immediately provide details of its proposed remedial measures to assist the Purchaser in reaching a decision under Sub-clause 50.3.

50.9	The Contractor shall be liable for and shall indemnify the Purchaser against any and all Losses arising from or related to a breach of Sub-clauses 50.1 and/or 50.2."

Clause 51 – Code of Conduct

137.	Insert a new Clause 51 (Code of Conduct) as follows:

"51       Contractor acknowledges that Purchaser addresses and resolves ethical and compliance-related issues arising in connection with its activities as set forth in GW Code of Conduct and Business Ethics and requires its business partners to adhere to similar standards. To maintain such ethical and compliance standards also with respect to the activities under the Contract, Contractor agrees to perform its activities under the Contract in accordance with GW Code of Conduct for Business Partners that can be found at http://ir.gwpharm.com/corporate-governance.cfm."

Special Conditions - Page 26 of 26

GW pharmaceuticals

GW - Pharma

Issue: 05 Sep 2017

W.O. 2327
Document#: 2327-TCCS-01
Rev-05

The Austin Company
DESIGN | CONSTRUCT | INNOVATE

Architecture Mechanical Electrical Structural Public Health Construction Management

The Austin Company of UK Ltd – Cardinal Point, Park Road, Rickmansworth, Hertfordshire, WD3 1RE – Telephone: 01923 432 658 – Fax: 01923 432 795 – sales@austin.co.uk – austin.co.uk

B750b Manufacturing Facility, Kent Science Park The Specification – Rev05

THE REMAINDER OF THIS PAGE AND THE FOLLOWING 74 PAGES OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

[***]

GW - Pharma

B750b Manufacturing Facility, Kent Science Park Contract Schedules

Revised: 31 August 2017

W.O. 2327
Document#: 2327-MCS-01
Rev-07

The Austin Company
DESIGN | CONSTRUCT | INNOVATE

Architecture Mechanical Electrical Structural Public Health Construction Management
The Austin Company of UK Ltd – Cardinal Point, Park Road, Rickmansworth, Hertfordshire, WD3 1RE – Telephone: 01923 432 658 – Fax: 01923 432 795 – sales@austin.co.uk – austin.co.uk

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

C O N T E N T S

Table of Contents

1.0	Schedule 1 Description of Works		6
1.1	Project Location and Background		6
1.2	High level project scope		6
	1.2.1.	Phase 1	6
	1.2.2.	Phase 2	6
	1.2.3.	GMP	6
1.3	Services to be provided by the Contractor		6
	1.3.1.	Civil & Structure	6
	1.3.2.	Architectural Building Scope	7
	1.3.3.	Mechanical Service Scope	7
	1.3.4.	Electrical Scope	7
	1.3.5.	Process Scope for phases 1 & 2	7
	1.3.6.	Assumptions:	8
	1.3.7.	Clarifications	8
	1.3.8.	Procurement & Cost Control	8
1.4	Age of the existing Building		9
1.5	Location of adjacent properties		9
1.6	Site (Clause 1, Definitions) Site Conditions and Logistical Considerations		9
	1.6.1.	Utilities for the works	9
	1.6.2.	New Utilities from the Purchaser’s landlord Kent Science Park for B750b, phase 1 and phase 2	9
	1.6.3.	Existing Utilities for B750b	9
	1.6.4.	Site Welfare	10
1.7	Work Packages Plan		11
1.8	Subcontractor Design Portions of Work		13
1.9	Contractors Preliminary Design Sign-off & Basis of Detailed Design		14
1.10	Construction Safety		15
1.11	Construction Strategy:		15
1.12	Temporary Works		15
	1.12.1.	Temporary Works	15
	1.12.2.	Site Establishment and Facilities	15
	1.12.3.	Site Access & Egress	15
1.13	Cost Management		15
1.14	Project Management		15
1.15	Statutory and other obligations (Clause 7.1)		16

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

1.16	Documentation and Information verified by the Contractor (Clause 6.1)		16
1.17	Site Working Hours (Clause 28.5)		16
	1.17.1.	Opening Times	16
	1.17.2.	Deliveries	16
	1.17.3.	Note:	16
2.0	Schedule 2: Documentation		17
2.1	Format		17
	2.1.1.	Documents	17
2.2	Drawings		17
2.3	Language		17
2.4	Documentation for approval periods (see 11.3)		17
2.5	Documentation for Approval/ Review and Information (Clause 21.2 and Clause 21.7) Matrix		18
2.6	Document Flow Diagram		19
2.7	Final Documentation and Manuals (Clause 21.9)		20
2.8	Documentation not to be shown to the Project Manager (Clause 21.6)		20
2.9	Deliverables		20
	2.9.1.	General Deliverables	20
	2.9.2.	Architectural	20
	2.9.3.	Mechanical	20
	2.9.4.	Electrical	20
	2.9.5.	Structural Drawings	20
	2.9.6.	Miscellaneous steel works	20
2.10	Process Deliverable’s		20
3.0	Schedule 3: Responsibilities of Purchaser		21
3.1	Table 3.1. Overall Responsibilities:		21
3.2	Table 3.2 PCS Responsibilities:		22
3.3	Purchaser Supplied Information (Clause 4.1)		22
3.4	Work or Materials by the Purchaser (Clause 4.2)		23
3.5	Delivery arrangements for Materials by the Purchaser (Clause 24.1)		23
3.6	Site Services by the Purchaser (Clause 27.4)		23
3.7	Purchasers Documentation		24
4.0	Schedule 4: Health & Safety		25
4.1	Health & Safety legislation applicable to this project.		25
	4.1.1.	Design:	26
	4.1.2.	Construction:	26
	4.1.3.	Operation:	26

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

4.2	Contractor Health & Safety Plan (Clause 7.2)		26
	4.2.1.	Construction Phase Plan	26
4.3	Site Health & Safety Requirements (Clause 4.6 & 26.4)		26
4.4	Safety Equipment, Materials, First Aid and Emergency Arrangements (Clause 26.3)		26
5.0	Schedule 5: Environmental Protection & Waste Disposal		27
5.1	Environmental Protection & Waste Disposal Plans (Clause 7.2)		27
5.2	Waste Disposal		27
	5.2.1.	The Contractor	27
	5.2.2.	The Purchaser	27
5.3	Sustainability		28
5.4	Environmental		28
5.5	Site Environmental Requirements (Clause 4.6 & 26.4)		28
6.0	Schedule 6: Quality Assurance & Qualification		29
6.1	Quality Assurance Systems (Clause 3.8)		29
6.2	Qualification		29
7.0	Schedule 7: Subcontracting		30
7.1	Subcontracting of Works Packages (Clause 9.2)		30
7.2	Single Source Subcontracts		30
7.3	Subcontracting conditions (Clause 9.2)		30
7.4	Process Elements		30
7.5	Specialist Equipment		30
7.6	Procurement Procedures (Clause 9.5)		31
8.0	Schedule 8: Contractor’s Named Personnel		36
8.1	Named Personnel (Clause 12.4)		36
8.2	Key Positions (Clause 12.4)		36
9.0	Schedule 9: Training by Contractor		37
9.1	Training by Contractor (Clause 3.9)		37
9.2	Purchasers Personnel (Clause 4.5)		37
10.0	Schedule 10: Parts with limited working life and spare parts		38
10.1	Spare Parts		38
10.2	Parts with Limited Working Life (Clause 37.11)		38
11.0	Schedule 11: Times of Completion		39
11.1	Times of Completion (Clause 13.1)		39
11.2	Project Programme (Clause 13.2)		39
11.3	Documentation for Approval Times (Clause 21.2)		40
11.4	Final Documentation (Clause 21.9)		40
12.0	Schedule 12: Liquidated Damages for Delay		42

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

12.1	Liquidated Damages (Clause 15.1)		42
13.0	Schedule 13: Pre-installation tests and procedures		43
14.0	Schedule 14: Criteria for the completion of construction		44
14.1	Criteria for Construction Completion Phase 2 (Clause 32.2)		44
	14.1.1.	General	44
	14.1.2.	Civil and Steelwork	44
	14.1.3.	Mechanical / Piping / Building Services	45
	14.1.4.	Electrical, Instrumentation, Control	45
	14.1.5.	Insulation and Painting	46
	14.1.6.	Safety	46
14.2	Criteria for Construction Completion Phase 1 (Clause 32.2)		46
15.0	Schedule 15: Take over procedure		47
15.1	Take Over Procedures (Clause 33.2)		47
16.0	Schedule 16: Performance Tests and Procedures (Clause 35.3)		48
17.0	Schedule 17: Performance guarantees and damages for failure (Clause 35.1)		49
18.0	Schedule 18: Cost elements, rates and charges		50
18.1	Contract Price (Clause 39.1)		50
18.2	Contractors Fixed Cost Elements		50
18.3	Contractors Reimbursable Cost Components		50
18.4	Subcontracted Costs		50
18.5	Subcontracted Temporary Site Facility Costs		50
18.6	Contractors Fee		50
18.7	Contractor Rates		51
	18.7.1.	Hourly Rates fixed until 01.Jan.19	51
	18.7.2.	Weekly Rates	51
	18.7.3.	Expenses	51
18.8		Estimate	52
	18.8.1.	Summary	53
	18.8.2.	Phase 2 Estimate	54
	18.8.3.	Phase 1 Estimate	56
19.0	Schedule 19: Payment		58
19.1	Payment against Tasks \ Milestones (Clause 41.2)		58
19.2	Contractors Request for Payment (Clause 41.3)		58
20.0	Schedule 20: Contract co-ordination		59
20.1	Requirements for Contract Coordination (clause 5.4)		59
20.2	Primary point of contact for the Contractor is		59
20.3	Primary point of contact for the Purchaser		59
20.4	Project Manager		59

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

20.5	Project Sponsors	59
20.6	Document Numbering	59
20.7	Method of Document and Data Transfer	60
20.8	Arrangement for issuing invoices	60
20.9	Arrangement for issuing remittance advice	60
20.10	Method of transferring payments	60
21.0	Schedule 21: Reports and Records	61
21.1	Progress and Other Reports (Clause 3.7)	61
21.2	Maintenance of Contractors Records (Clause 40.1)	61
22.0	Schedule 22: Forms of Collateral Warranty (article 17)	63
22.1	Part A Contractor Collateral Warranty 4-8-17	63
22.2	GW-Austins Sched 22 Part B Subcontractor_Collateral_Warranty	70
22.3	Part C Sub-subcontractor_Collateral_Warranty	78
23.0	Schedule 23: Third Party Agreements (Clause 3.16)	87

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

1.0	Schedule 1 Description of Works

1.1	Project Location and Background

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1.2	High level project scope

THE REMAINDER OF THIS PAGE AND THE FOLLOWING PAGE OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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An overview of the various elements of the works for which the contractor is responsible for the design, procurement, management contracting and installation including commissioning as follows.

1.2.1.	GMP

The facility is a GMP facility. GMP principles shall be applied to the following aspects of the design:

•	Facility layout
•	PCS
•	Product Contact

1.3	Services to be provided by the Contractor

The Contractor shall undertake all the design, procurement and provision of materials, construction, management, erection and testing and other work necessary to complete the works as required and summarised but not limited to:

•	sections 1.1 through 13.6 below
•	the Specification
•	Sections 1.7 to 1.11
•	Sections 1.13 to 1.20 below

other than that to be undertaken by the Purchaser as identified in Schedule 3.

The detailed design will be progressed and developed to IFT level. The design deliverables will be incorporated into a tender package which will be collated and issued as part of the Procurement phase of the project.

During the detailed design phase, there will be constant interaction between disciplines in order to produce a co-ordinated design. The requirements of an integrated constructability review will also be incorporated in this work.

Post appointment of vendors and subcontractors the design shall be updated to IFC.

1.3.1.	Civil & Structure

The civil & structural scope includes excavation to formation level and remove excess soil from site. Form carparks, roads, concrete hard standing, paving, cast building foundations and associated drainage works, utilities ducting, a new surface water soakaway with associated petrol interceptor for the buildings and external works including cast in situ ground floor slab with DPM & insulation.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

The steel framed structure will have individual foundation pads for the steel columns. The first floor will be framed by steel beams, purlins and metal decking and RC concrete. The roof frame will be curved, hot rolled steel with composite metal roofing.

1.3.2.	Architectural Building Scope

The building will comprise of a steel frame with composite external wall cladding panels, aluminium windows, louvres and metal external door sets to match the existing building. It will also include a standing seam metal roof, curved to deliver a consistent eaves height alongside the existing building and greater headroom at the rear of the new facility to support manufacturing equipment requirements.

Internally, walls will generally be formed from proprietary metal stud framing and plasterboard linings. GRP door sets, rapid rise doors and internal glazed panels will be provided. Floors will generally be vinyl sheet and epoxy resin all similar to existing.

1.3.3.	Mechanical Service Scope

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1.3.4.	Electrical Scope

[***]

1.3.5.	Process Scope for phases 1 & 2

This includes process, electrical, instrument and control design disciplines, and will generally comprise of the following 4 stages.

1.	Detail design and procurement of the process equipment
2.	Post procurement review of the process equipment
3.	Construction support to monitor progress and quality
4.	Commissioning and qualification – working with Purchaser’s Quality Group the Consultant’s engineering team will work to the commissioning & qualification strategy agreed and protocols written and executed to deliver the facility into beneficial use.

The Contractor shall appoint BPE Design & Support Limited to undertake Stages 1 – 4. If applicable, the Purchaser shall notify the Contractor in accordance with the BPE Limited Liability Subcontract prior to cancelling Stages 2 through 4.

The Contractor shall coordinate with the Purchaser’s (specialist Consultant and suppliers) NATEX and G.W. - Pharma (as the Purchaser/User of the facility) in all matters relating to the process works.

The process engineering services principally provided by BPE generally include the following systems:-

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B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

GMP and Quality reviews of the overall Designed Systems by Natex, the Contractor and BPE

Process Design Safety, including risk assessments, HAZOP, Constructability, SIL, ATEX, Operability and other design reviews as necessary will be collectively reviewed and agreed

Interfacing and connection to systems as required for operation, maintenance and qualification will be collectively reviewed and agreed

1.3.6.	Assumptions:

The overall process is in development by the Purchaser. As such the following assumptions have been made with respect to the Plant:

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1.3.7.	Clarifications

At the concept and preliminary designs stages, automation of manual handling was considered as a non-viable option by the Purchaser. As such much of the manual handing with respect to Baskets and Frits shall remain as manual handling activities.

Further clarifications and exclusions are as follows:

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1.3.8.	Procurement & Cost Control

The Contractor’s [***] estimate for the works to be agreed between the Purchaser and Contractor. The estimate shall be divided into separate work packages which will form the basis for the work package budget value for each tender enquiry.

The Contractor shall, on completion of engineering, procure the work via work packages based on firm price tenders.

The contractor shall review the Tender Returns for scope and overall value and subsequently issue a recommendation to the Purchaser. Prime cost Work Packages shall be procured on a competitive open book reimbursable basis, except where the Purchaser agrees to single sourcing.

Tender Reports on competitive tenders shall be issued to the Purchaser for approval and formal sign-off by the Purchaser prior to the Contractor placing orders with the relevant vendors.

Where the design is likely to change or further development is required, where practicable provisions shall be made within the tender recommendation and agreed with the Purchaser. Any such provisions and allowance shall be agreed on a per work package basis.

The contractor shall provide monthly cost reports to the Purchasers Project Manager in the form of a Job Condition Statement. The report shall include:

•	Order commitment

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

•	Pending variations
•	Cost to complete
•	Contingency
•	Total projected outturn costs based on the information available.

1.4	Age of the existing Building

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1.5	Location of adjacent properties

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1.6

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1.6.1.	Utilities for the works

The following is a list of utilities. Consumption of such utilities will be freely supplied by the Purchaser:

•	Water
•	Electricity
•	Gas
•	MTHW

The above will entail upgrading the Electrical and Gas incoming capacities by the site owner (Kent Science Park) to suit the new development. This is being coordinated by the Purchaser with Kent Science Park to suit the site programme of starting pre-commissioning activities around April 2018

Utilisation of existing waste services in connection with temporary structures required by the project works.

1.6.2.	New Utilities from the Purchaser’s landlord Kent Science Park for B750b, phase 1 and phase 2

The following is a list of new utilities required for B750b required via the purchaser.

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1.6.3.	Existing Utilities for B750b

The following existing services and generating equipment within B750a will be utilised re-used and extended to serve B750b.

Phase 1

•	Thermal chilled water system +5°C
•	Process chilled water system -5°C
•	Compressed Air supply
•	Water supply

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

•	Softened water supply
•	Hot water supply
•	CO2 supply
•	Nitrogen supply
•	Building management system supervisor panel
•	Fire sprinkler tank and pump supply
•	Power
•	Fire alarms
•	Public address system
•	Data connection
•	Access control system
•	Intruder detection systems
•	CCTV system

Phase 2

•	Water supply
•	Softened water supply
•	Compressed air supply
•	Nitrogen supply
•	Building management system supervisor panel
•	Fire sprinkler tank and pump supply
•	Fire alarms
•	Public address system
•	Data connection
•	Access control system
•	Intruder detection systems
•	CCTV system

1.6.4.	Site Welfare

Welfare facilities to be provided by the Contractor.

These comprise of:-

•	Offices for the contractors management team
•	Offices for the civils and envelope team
•	Offices for the M&E Contractor
•	Offices for the process contractor
•	Offices for Contractor Process Designer / Visitors
•	Canteen facilities
•	Drying rooms
•	Toilet facilities
•	Canteen facilities
•	Drying room, changing facilities

Welfare facilities to the supplied by the Purchaser

•	Offices and accommodation for their staff
•	Offices for their supplier
•	Offices for QA and validation staff

Site welfare facilities will be established for the project in compliance with current legislation:-

•	The workplace (Health, Safety and Welfare) Regulation 1992
•	CDM Regulations 2015

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

Hours of site operation are as identified within the Construction Phase Plan.

The following information with respect to Site welfare are to be included with the project and tabled below:

Document Title	Reference	Date
Construction Phase Plan	CCC 2327/R.01	June 2017
Site Establishment Plan	2327-AU-00XXDR-A-0303	12/04/17
Site Establishment Plan 2	2327-AU-00XXDR-A-0312	12/04/17

1.7	Work Packages Plan

The Contractor shall provide detailed design and specification deliverables in connection with the below schedule of Work Packages in connection with the Plant.

The Contractor shall supply plant and equipment in connection with the Work Package. Also see section 2.10.

The Work Package deliverables will typically comprise of:

•	General Arrangements & floor plans
•	Elevations & Roof plan
•	Detail section and cross sections
•	Work Package Schedules
•	P&ID’s
•	NBS Specifications on a per work package basis
•	Performance specification such as the lift
•	Contract conditions
•	Pricing schedule

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The contractor via the Process Consultant (BPE) shall provide the following Process Work Packages comprising of the following:

WP	Description
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1.8	Subcontractor Design Portions of Work

The following packages will contain elements of design by subcontractors:

WORK PACKAGE	DESIGN ELEMENTS
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1.9

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1.10	Construction Safety

The Construction Phase Plan (CPP) outlines the operational safety requirements for each Subcontractor and is issued with the tender documents.

The CPP identifies the requirements for managing overall safety of the site and operations:

•	Subcontractor Kick-off meetings
•	Risk Assessment in connection with the works
•	Method Statements for the works
•	Permits to Works

1.11	Construction Strategy:

The general construction strategy is outlined

1.12	Temporary Works

1.12.1.	Temporary Works

Temporary Works shall be provided by each subcontractor as required by the Works. Where there may be commonalities for temporary works for common podium access, the Contractor shall on agreement with the Purchaser provide such temporary works.

1.12.2.	Site Establishment and Facilities

Site establishment and facilities are indicated within the Construction Phase Plan ToRC Document.

1.12.3.	Site Access & Egress

Access to the Kent Site Park campus will be via the main entrance via Broadoak Road. Access to the Site will be as per the Construction Phase Plan as agreed with the Purchaser.

1.13	Cost Management

Refer to Schedule 21 for cost management and reporting.

1.14	Project Management

Contractor’s project management services will include the following key areas:

•	Liaison with the Purchaser to agree data and approvals
•	Management design, construction and commissioning
•	Provision of cost and cash-flow information, commitment and cost control
•	Management, maintenance, mitigation and closeout where possible of Project Risk Register
•	Change control management
•	Management of procurement activities, including expediting and inspection
•	Project Quality Plan
•	Collation and supply of final documentation
•	Management of handover:
•	Design to construction
•	Construction upto and including commissioning, excluding Natex
•	Safety management as both Principal Designer & Principal Contractor
•	Coordination of Natex through to commissioning

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1.15	Statutory and other obligations (Clause 7.1)

The Purchaser shall obtain all permits required from government and local authority or any other necessary permissions in connection with the use of the Site for the construction, operation and maintenance of the Plant with the exception of;

•	Planning permission
•	Building Control

1.16	Documentation and Information verified by the Contractor (Clause 6.1)

The Contractor shall verify the following Documentation and Information;

Description	Version
URS-16126-V4 - URS for Building 750b Large-Scale Extraction Plant

1.17	Site Working Hours (Clause 28.5)

The normal working hours of the Site are as follows:

1.17.1.	Opening Times

The site will be open between 07.00 hrs – 17.30 hrs Monday to Friday. Access out of these hours to be organised with GW Pharma / Kent Science Park by the principal contractor.

1.17.2.	Deliveries

Deliveries can be made between 07.00 hrs – 17.30 hrs on working days. Peak times to be avoided are:

07.30 hrs – 09.00 hrs

12.00 hrs – 13.00 hrs

16.00 hrs – 17.30hrs

1.17.3.	Note:

No deliveries will be taken in unless specifically registered with the project site security guard who will convey the deliveries to the park security on the previous evening. This list will be issued out at 17.00 each evening for the following day.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

2.0	Schedule 2: Documentation

2.1	Format

2.1.1.	Documents

•	Adobe Acrobat

2.2	Drawings

•	AutoCAD
•	Adobe Acrobat as controlled documents (RAW format where required)
2.3	Language

All Documentation shall be in English.

2.4	Documentation for approval periods (see 11.3)

•	Project Quality and Coordination Plan – Approval time 5 working days
•	Approval of Austin Design Packages will be issued to GW Pharma in accordance with the Contract Plan and any comments returned to Austin with 14 days
•	Bid Analysis for each order group – Approval time 5 working days
•	Qualification/ Protocols – Approval time 5 working days
•	Change Controls – Approval time 5 working days
•	Programme - Approval within 5 working days

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2.5

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2.6

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2.7	Final Documentation and Manuals (Clause 21.9)

•	Subcontractor Test Packs including marked-up As-Built’s, ETOP’s
•	O&M documentation provided by suppliers/contractors
•	Commissioning Reports (FAT, SAT, IV, FT)

The Contractor shall supply documentation to allow for commissioning and qualification activities to progress within the timescales required by the contract.

2.8	Documentation not to be shown to the Project Manager (Clause 21.6)

Information relating to the fixed cost portions of the project.

2.9	Deliverables

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2.10

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3.0	Schedule 3: Responsibilities of Purchaser

The overall responsibilities of the Purchaser are defined in Table 3.1. In some areas, a more detailed break-down is provided in the subsequent Tables 3.2, 3.3 and 3.4 as noted in table 3.1 below.

3.1	Table 3.1. Overall Responsibilities:

This section outlines the information provided by the Purchaser which informs the Basis of Design documents for the Plant whereby the overall responsibilities of the Purchaser need to be read in conjunction with section 2.5 – ‘Documentation for Approval/ Review’.

Overall specific responsibilities area also identified in sections 1, 6, 7, 9, 14, 20 & 21 including the Specification.

Item	Description
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3.2	Table 3.2 PCS Responsibilities:

The below table identifies the Purchasers responsibilities with regards to the Central PCS is to be read in conjunction with the Specification.

The Purchasers responsibility is for the central PCS and associated commissioning.

The following parties’ will provide the appropriate signals:

Contractor – for all phase 2 Process plant with the exception of NATEX

Purchaser – for all requirements associated with Phase 1 Process Plant & including NATEX with regards to Phase 2

Item	Purchaser	BPE (as a subcontractor to the Contractor)	Contractor	PCS Vendor
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A=Approve, O=Originator, I=Informed, R=Review

3.3	Purchaser Supplied Information (Clause 4.1)

The Purchaser shall provide all updated third party Detailed Design information in relation to and in connection with the Works. This will include as a minimum the updated documents below as provided from the preliminary design.

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B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

3.4	Work or Materials by the Purchaser (Clause 4.2)

Work or Material to be supplied by the Purchaser as the following table;

Work or Material	Date to be supplied

Production consumables & Live Material	As per commissioning programme

3.5	Delivery arrangements for Materials by the Purchaser (Clause 24.1)

Delivery arrangements for Material to be supplied by the Purchaser as the following table;

Work or Material	Date to be supplied

As required. To be agreed between the Purchaser & Contractor.	As per commissioning programme

3.6	Site Services by the Purchaser (Clause 27.4)

The following is a list of utilities. Consumption of such utilities will be freely supplied by the purchaser:

•	Water
•	Electricity
•	Gas

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3.7	Purchasers Documentation

The Purchaser shall provide:

1.	Schedules of all agreed and outstanding changes on a bi-weekly basis

2.	List of equipment delivery dates on a bi-weekly basis with a month projection for large equipment

3.	Agree the status of the updated ‘Information Required’ & ‘Design Transmittal’ schedules including ‘Technical Query’ logs on bi-weekly basis.

4.	The following Purchaser documents will be forwarded to the Contractor where applicable to this project:
•	Health & Safety policy Statement, Responsibilities and Legislation.
•	Site Rules For Contractors
•	Site Rules for Contractors Employees
•	The purchaser shall issue the F10

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4.0	Schedule 4: Health & Safety

4.1	Health & Safety legislation applicable to this project.

The control of Health & Safety will be in accordance with the requirements of the Health & Safety at Work etc. Act 1974. All pertinent requirements relating to this project will be complied with under the controls specified within the Contractor Health & Safety Management System.

Risk assessments will be conducted as appropriate for all work activities covered by the scope of works for the project. All risk assessments will comply with the requirements of regulation 3 of the Management of Health & Safety at Work Regulations 1999 (amendment 2006).

The Contractor site management will ensure that the work place, buildings and plant contained within it are safe to work in, operate and maintain.

The provision of adequate documentation covering the projected life of the building, will be provided in the form of a Health & Safety File incorporated within the Operation and Maintenance File. This will be passed to the Purchaser by Contractor on completion of the project. The Health & Safety File will contain all residual lifetime risks applicable to the structure, plant and operation and maintenance of the facility.

Salient applicable regulations are listed below but are not limited to:

•	Construction Design and management Regulations (CDM 2015)
•	COMAH – Control of major accident hazard regulations
•	Health and Safety at Work Regulations 1999 (amendment 2006)
•	The Dangerous Substances and Explosive Atmospheres Regulations 2002
•	First aid at work: The Health and Safety (First-Aid) Regulations 1981
•	Health & Safety (First Aid) Regulations 1989
•	Construction (Head Protection) Regulations 1989
•	Manual Handling Operations Regulations 1992
•	Reporting of Injuries, Diseases and Dangerous Occurrences Regulations 2013
•	Hand arm vibration - Control of Vibration at Work Regulations 2005
•	Personal Protective Equipment Regulations 1992 as amended
•	The Health and Safety (Safety Signs and Signals) Regulations 1996
•	Management of Health & Safety at Work Regulations 1999 (amendment 2006)
•	Control of Substances Hazardous to Health Regulations 2002 (amendment 2004) (COSHH)
•	The Regulatory Reform (Fire Safety) Order 2005
•	The Control of Noise at Work Regulations 2005

There are three distinct phases of safety management and mitigation:

•	Design
•	Construction
•	Operation

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

4.1.1.	Design:

Health & Safety issues during design and tendering period will be co-ordinated by the Principal Designer. The Principal Designer will have the responsibility for the management of the design by designers affecting Health & safety throughout the lifetime of the construction project through to handover including informing the Purchaser is adequately notified and in agreement of the risks involved in operating the facility.

4.1.2.	Construction:

CDM Construction Phase Plan will be created by the Principal Contractor and issued to the Principal Designer for assessment of suitable development before any construction work starts. The Principal Designer will inform the Purchaser of the status of the CPP as the project progresses.

The Construction Phase Plan will be issued by the Principal Contractor to all prospective Sub-contractors to provide guidance on their responsibilities for Health and Safety and to use for their preparation of their tender package.

4.1.3.	Operation:

Upon completion of construction, Operation and Maintenance manuals (O&M’s), will be developed to allow the Purchaser to develop SOP’s to operate the facility.

The Operation and Maintenance principles will be developed and agreed between the Purchaser and Contractor during the design phase and updated during the construction period.

4.2	Contractor Health & Safety Plan (Clause 7.2)

4.2.1.	Construction Phase Plan

The Contractor’s Construction Phase Plan Issue 0.1 dated 31/05/2017 sets out the management of Health & Safety on-site in accordance with Clause 7.2, the Contractor shall develop, implement and maintain this Plan.

4.3	Site Health & Safety Requirements (Clause 4.6 & 26.4)

The Health & Safety requirements applying to;

•	the Purchaser and the Project Manager's personnel and anybody working under their control, and
•	the Contractors personnel, Subcontractors and anybody working under their control

Are as per the Construction Phase Plan.

4.4	Safety Equipment, Materials, First Aid and Emergency Arrangements (Clause 26.3)

The Contractor will provide all necessary safety equipment during construction.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

5.0	Schedule 5: Environmental Protection & Waste Disposal

5.1	Environmental Protection & Waste Disposal Plans (Clause 7.2)

In accordance with Clause 7.2 the Contractor shall develop, maintain and implement an Environmental Plan that shall address the matters set out in sections 5.2 to 5.4 below.

5.2	Waste Disposal

Below is outlined the responsibility for the disposal of materials from the project.

5.2.1.	The Contractor

The Contractor will be a good neighbour and try to protect the environment from excessive waste from its activities. The Contractor will continue to improve its efficiency in the use of materials and reduce the amount of waste that ends up in landfill sites.

Emissions to the environment relating to materials, substances and waste created from construction activities shall be controlled to avoid any breaches of the applicable environment regulations leading to enforcement by the Local Authority and the Environment Agency.

The contractor where practicable will minimise waste through each project stage:

•	Design
•	Purchasing
•	Construction

The contractor will be responsible for waste arising from:

•	excavations and removal of surplus as dug materials from the Area of Construction under CDM control
•	the manufacture, purchase and construction of the Envelope and surrounding works within the construction Area Under CDM control
•	the fabrication and installation of plant and equipment within the building and designated areas of construction under CDM control
•	storage and fabrication facilities within the area under CDM control
•	welfare facilities within the CDM controlled area

5.2.2.	The Purchaser

The Purchaser is responsible for waste:

•	arising from their temporary facilities
•	that can be associated with the project but produced from the existing facility.
•	produced from the proving and commissioning of the process equipment with in the new Facility
•	the Purchaser will be responsible for negotiating and obtaining Licenses to discharge non- hazardous bulk liquids from the landlord and/ or local Water Authority produced in commissioning

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

5.3	Sustainability

Given the processes and equipment options available there is limited opportunity for sustainability. However, the Contractor’s Environmental Plan shall set out procedures where feasible to consider low energy consuming equipment variants within the cost limitation of the project.

5.4	Environmental

The Contractor’s Environmental Plan shall set out procedures to minimise construction waste. Further details on waste minimisation for the construction industry can be found in:

Waste Minimisation and Recycling in Construction - A site handbook: SP133

Managing materials and components on site: SP146

5.5	Site Environmental Requirements (Clause 4.6 & 26.4)

The Site Environmental requirements applying to;

•	the Purchaser and the Project Manager's personnel and anybody working under their control, and
•	the Contractors personnel, Subcontractors and anybody working under their control

The Contractor shall comply with legislation.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

6.0	Schedule 6: Quality Assurance & Qualification

6.1	Quality Assurance Systems (Clause 3.8)

The Works will be designed, procured, constructed, and commissioned by the Contractor and Subcontractors in accordance with an ISO 9001 2008 accredited assurance system, Quality Manual and Guidance Notes.

All Works shall comply with the relevant British standards and codes of practice. Design standards used generally shall include:

•	Building regulations
•	BS7671 IEE Wiring Regulations and associated guides
•	CIBSE Guides Volumes A, B, C and D
•	CIBSE Technical Notes and Memorandum
•	BSRIA Recommendations and Application Guides
•	CDM Requirements

The Contractor’s shall comply with the Contractors Project Quality Plan which will be provided within 3 weeks of appointment.

6.2	Qualification

The equipment will be qualified by the Purchaser according to the Purchasers current Qualification/ Validation Master Plan including System Impact Assessment.

A Project Quality Plan shall be produced by Contractor identifying:-

1)	Roles and Responsibilities
2)	Approval Schedules
3)	DQ, IQ, OQ and PQ Requirements as identified by the Purchaser
4)	Schedule of Inspection and Testing (on site)
5)	Quality Control (QC) Requirements and Procedures

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

7.0	Schedule 7: Subcontracting

7.1	Subcontracting of Works Packages (Clause 9.2)

The Contractor proposes subject to clause 9.2 to subcontract the works packages as the plan in Schedule 1, part 1.7.

7.2	Single Source Subcontracts

The Contractor proposes subject to clause 9.2 to subcontract the works packages below on a single source basis

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7.3	Subcontracting conditions (Clause 9.2)

Subcontracts should be let on terms as the main contract between The Purchaser and Contractor. In this regard The Purchaser would recommend the use of appropriate IChemE subcontracts amended accordingly.

The Contractor has proposed the use of Austins Conditions of Sub-Contract ref Version A May 2017 to appoint sub-contractors, subject to incorporating the following amendments:

•	Sub-clause 12.5(a) [refers to discount] – delete
•	Sub-clause 12.7 [allows cross contract set-off] – amend so cross contract set-off is not allowed.

The use by The Contractor of their own subcontract shall be at their risk. The Contractor shall state, prior to each package tender, any shortfall in the proposed subcontract conditions (i.e. non IChemE) that may give rise to a reduction in the Contractors liability as clause 9.17

7.4	Process Elements

BPE has been jointly selected to undertake the following works in connection with the process element of the works:

•	Detail design and procurement support associated with process equipment & utilities
•	Post Procurement support
•	Construction support
•	Commissioning and qualification

7.5	Specialist Equipment

The Contractor shall be required to place orders with specialist vendors for specialist equipment.

Such specialist equipment includes, but may not be limited to the following:

Extraction processes & systems, Mills, DAP’s Vacuum Transfer systems, manual handling, CIP systems, Process Control systems, Ethanol and associated process utilities.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

The Contractor shall not be responsible for, setting to work, commissioning, validation and the design for the specified equipment and will only be responsible for installation as expressly agreed.

Where equipment has been supplied by the Purchaser for either or both Phases 1 and 2, the Purchaser shall retain responsibility for the performance of such equipment.

Upon approval of the tender report prepared and submitted by the Contractor, the Purchaser shall make all necessary payments to the Contractor. After which the Contractor shall place orders, make payments, coordinate FATs, the delivery of the specified equipment to site, guide the specialist equipment supplier’s personnel on site with respect to Installation, Health & Safety and site logistics requirements. The Purchaser shall attend all FAT's, and manage everything subsequently including, SATs, testing & commissioning, Vendor Validation through to demonstration, handover on-site and to operations.

The contractor will assist the purchaser on site as required with the coordination of the installation.

The Purchaser is responsible for managing all activities undertaken by NATEX. The Contactor will assist in procuring the requirements for NATEX’s installation based on NATEX providing the detailed requirement specifications and drawings. The Contractor will coordinate NATEX’s activities through installation on site, however NATEX will supervise all installation that the Purchaser has procured for NATEX systems and the Purchaser will manage NATEX as necessary. Upon completion of the installation the purchaser shall be responsible for coordination of the commissioning of the systems and manging these through to handover, qualifications and operation.

7.6	Procurement Procedures (Clause 9.5)

The procurement will be based on the Contractor’s standard procedures, covering:

•	The Contractor will prepare a contract plan, showing order groupings, potential vendors, subcontractors and key dates for:
a.	Enquiry issue
b.	Enquiry return
c.	Bid evaluation complete
d.	Order placement

This will be agreed with the Purchaser and will be kept updated through the project.

•	Selection of potential Subcontract tenderers which shall be reviewed and accepted or otherwise by the Purchaser
•	Completion and review of the Contractors Pre-qualification Questionnaire
•	Prepare appropriate tender packages of drawings, specifications, subcontract conditions and pricing schedules etc.
•	Expedite, review and compile tenders received and lead review meetings, with issues arising
•	Prepare bid analysis and make recommendations for the Purchaser

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

•	Provide advice on contact issues, terms and conditions and commercial risk

•	Negotiation, contract and order placement upon sign-off by the Purchaser Order negotiation and placement upon sign-off by the Purchaser.
•	Recurring and ongoing project reimbursable costs shall be agreed as ongoing and re-occurring which shall be updated monthly with the cost report, this includes items such as but not limited to security, skips, temporary lighting etc. Such costs to be supported by appropriate invoices in the normal manner.
•	Review progress of orders to allow invoice ratification
•	Check and ratify invoices for payment recommendation
•	Negotiate and agree variation accounts under the terms of the subcontracts
•	Close out orders and agree final accounts
•	Maintain records of performance
•	Value and certify payment to subcontractors

7.6.1.	Preparation of Enquiries

Definition of Scope

The Contractor will compile and issue the package of designs, drawings, specifications and commercial conditions to enable tenders to be obtained.

The contractor will inform the PM as part of the tender issue documents and/or Tender report:

i.	any shortfall in the proposed subcontract conditions (i.e. non IChemE) that may give rise to a reduction in the subcontractors liability as clause 9.17
ii.	the shortfall in completeness of Design or Engineering within the package or any areas of scope that have been omitted from the package or / and the works required to progress design from IFT (issued for tender) and/ or IFC (issued for construction)
iii.	any Design which is being requested of the subcontract tenders

Selection of Bidders

Bidders will initially be pre-selected. The Contractor will select the bidders who will be invited to tender in conjunction with the Purchaser. New Subcontractors not already approved by the Contractor may be considered but audit may be necessary to ascertain suitability.

Enquiry Form and Subcontract Tender Packages

The Contractor will issue standard documentation using computer generated Enquiry templates for Supply and delivery only, Supply with minor site operations and Site installation contracts, and preparing full Subcontract documentation for major Subcontracts

The Contractor will retain all inward and outward correspondence relating to successful and unsuccessful tenders for audit purposes. Copies of packages issued for tender will be compiled and copied to the PM and BPP.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

Tender Return

For packages with an expected value greater than [***], the tender returns will be requested to be submitted as follows:

Complete electronic tender returns shall be submitted to the following E-mail address:

[***]

Simultaneously a copy of the tender covering letter, qualifications and commercial returns shall be submitted to [***]

(Postal address - BPP Construction Consultants, 9 Motcomb Street, London, SW1X 8LA

For the attention of Robert Mathews.

7.6.2.	Tender Analysis

Upon receipt, quotations will be checked by the Contractor for compliance with technical and commercial requirements. Where practicable any missing information will be obtained from bidders so that competing quotations may be directly compared.

In those cases in which bidders are unable to comply with the terms of the Enquiry, or where terms are open to discussion, the Contractor will negotiate for the most favourable terms obtainable, in consultation with the Project Manager where appropriate.

When quotations have been received, technical analysis completed and any negotiations finalised, a Tender Report will be prepared by the Contractor. A formal Tender Analysis will not normally be prepared for individual items of value less than £15,000.

The Tender Analysis will state the recommended Supplier/Subcontractor. Supplementary statements of the technical and commercial arguments in support of the recommendation will be appended as appropriate

The completed Tender Analysis, together with a copy of all quotations and other relevant correspondence, will be issued to the Project Manager for review and approval.

The Tender Report will include:

•	the estimate budget together with any adds and omits to such budget and
•	a statement of subcontractor design within the package
•	a statement regarding the completeness of Design, Engineering or Scope within the package
•	a statement of any shortfall in the proposed subcontract conditions (i.e. non IChemE) that may give rise to a reduction in the Contractors liability as clause.17
•	a statement that the subcontractor is aware of the requirements of collateral warranties

The Tender Report will also contain a checklist of relevant special conditions rejected or accepted by the proposed Subcontractor and accepted by GW-Pharma.

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7.6.3.	Purchase Orders/Subcontracts

A standard Contract Order Form or a full Subcontract agreement will be used exclusively to place orders and the issue of these documents, signed by the Contractor’s authorised signatory, will be the only method of creating a commitment.

7.6.4.	Order Amendments

Change Authorisations (CA) shall be used to control variations to the scope of work and their impact on prices and programme after placement of the subcontract/ Purchase Order. The procedure of CA will be between the Purchaser and the Contractor. In instances where time is required to be expended to evaluate a solution, the Purchaser will approve the associated time in advance such that a solution can be researched and subsequently presented on further CA approved by the Purchaser for implementation or otherwise.

Head Office Instruction will be used upon full authorisation of Change Authorisations to instruct Subcontract variation giving details of the change, and adjustment in the price and effect on programme and will be issued and distributed on the same basis as the original Purchase Order.

From time to time the Contractor will issue written instructions to alter, amend, omit, add to, or otherwise vary any of the Subcontract Works or merely to clarify an existing subcontract obligation. These written instructions allows work to proceed to meet programme demands and commercial implications to be reviewed and agreed on a monthly basis prior to the payment application.

Instructions exceeding £5,000 in value or 1% of the sub-contract sum, whichever is greater, shall be subject to review by the Project Manager prior to issue to the subcontractor. In this instance the review period will be same day when identified and required by the Contractor. Alternatively the review period shall be 24 hours.

The Contractor’s “Avoid Verbal Order” (AVO) is a standard document used to issue such instructions for Site based installation contracts in the contract period.

Where subcontractor/ vendor variation value exceeds [***], AUK will ensure that changes to subcontract scope are vetted and signed off by the person or their representative when said person(s) are unavailable with respect to who prepared the design \ engineering or tender document scope.

7.6.5.	Expediting

The Contractor will maintain contact with Suppliers/Subcontractors to the extent appropriate to the importance of the equipment and/or service to the construction programme. Remedial action will be taken, where necessary, to minimise delays and their effect on the overall programme. In summary, the following activities will be carried out:

•	Expedite information from suppliers by telephone and internally expedite responses
•	Collate final documentation

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•	Ensure, by a process of office and field expediting, that orders are progressing as required – recommending actions as necessary
•	Liaise with suppliers on final equipment delivery dates and details
•	Keep records of goods received on site

7.6.6.	Inspection

•	Review project scope of work and mandatory/recommended inspection and hold points
•	Prepare an inspection plan
•	Inspect and arrange for third party inspection of plant and subcontract works
•	Ensure observations and issues are progressed and resolved

7.6.7.	Certification and Invoicing

The Contractor will check and review Subcontractors’ applications, statements and invoices, having particular regard to the following aspects:

•	Arithmetic correctness
•	Compliance with Subcontract/ Purchase Order requirements
•	Goods received and accepted or work carried out and accepted
•	Price correct. Where the price has increased, that the increase has been correctly calculated on a contractual , or is otherwise acceptable
•	Payment pre-conditions met
•	All invoices, regardless of value, will be authorised by the appropriate Buyer and the Contract Manager.
•	The Contractor will make payment in accordance with the terms of the Purchase Order.

7.6.8.	Subcontract Conditions

The subcontract conditions shall include the following obligations on the subcontractors, as appropriate to their scope:

•	Subcontractors shall not at any time engage a greater number of persons upon the Site than is reasonably required for the carrying out and completion of the Works in accordance with the Contract
•	GW-Pharma Ltd may attend subcontract meetings

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8.0	Schedule 8: Contractor’s Named Personnel

8.1	Named Personnel (Clause 12.4)

The following are named personnel.

[***]

8.2	Key Positions (Clause 12.4)

The following are key positions, so far unidentified

1.	Project Manager During Construction
2.	Construction Site Manager
3.	Assistant Site Manager \ Engineer
4.	Site Mechanical Services Co-ordinator
5.	Site Electrical Services Co-ordinator
6.	Site process Co-ordinating Engineer
7.	Cost Control \ Surveyor
8.	Procurement Manager
9.	Safety Manager

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9.0	Schedule 9: Training by Contractor

9.1	Training by Contractor (Clause 3.9)

Contractor training provided shall be in video format to be agreed with the Purchaser.

Refer to Schedule 13 for a list of training per system.

9.2	Purchasers Personnel (Clause 4.5)

The Purchaser shall make available the following personnel with adequate skills and experience for Training by the Contractor:

[***]

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10.0	Schedule 10: Parts with limited working life and spare parts

10.1	Spare Parts

The number of spares and critical parts list, supplies identifying the working life will be advised and agreed with the Purchaser in due course.

The criteria will be based on specialist supplier & contractor recommendations and as agreed with the Purchaser.

Vendors and sub contract equipment suppliers shall supply details of:

•	Start Up spares and consumables
•	Oils and lubricants
•	2 years recommended spares

The Purchaser will purchase as required.

The Purchaser 2 months prior to mechanical completion advise of parts required.

10.2	Parts with Limited Working Life (Clause 37.11)

Parts with limited working life will be advised post appointment of vendor/ subcontractor. The below scheduled will be updated accordingly.

The following parts have been specified recognising they have a guaranteed working life less than 365 days, as such their Defects Liability period will be (guaranteed working life) as stated below:

Equipment	Part \ ID Code	Guaranteed Working Life
To be updated as per the above.

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11.0	Schedule 11: Times of Completion

11.1	Times of Completion (Clause 13.1)

Item No	Phase	Description	Date
1	Start-on-site	Commence Site Strip	[***]
2	Building Watertight	Building watertight	[***]
3	Phase 1 – Ready for takeover (Construction Completion)	Completion of Phase 1 area to include HVAC & Utilities commissioning, to the point of interdependence of Purchaser supplied equipment permits etc. excluding installation of Process Equipment (DAP, Skids etc.)	[***]
4	Natex Testing & pre-commissioning commencement	Natex Testing and Commissioning of Process Pipework - Purchaser Milestone	[***]
5	Phase 2 – Ready for takeover (Construction Completion)	Building 750b completion including commissioning of HVAC & Utilities commissioning, to the point of interdependence of Purchaser supplied equipment permits etc. excluding Natex commissioning	[***]
6	Natex Commissioning commencement	Natex Commissioning of Extraction Plant Commencement - Purchaser Milestone	[***]
7	Natex Commissioning completion	Commissioning of Extraction Plant - Purchaser Milestone	[***]
8	DAP & Mill Qualification commencement	Purchaser Qualification commencement – Purchaser Milestone	[***]
9	Natex Qualification commencement	Purchaser Qualification commencement – Purchaser Milestone	[***]

11.2	Project Programme (Clause 13.2)

The Contractor shall provide the Project Manager with project programme prior to commencement of site activities in accordance with clause 13.2.

The Project Programme shall be maintained and updated on a monthly basis.

The following Level 1 Works programme shows the key milestones and main activities to achieve the completion date in 11.1 above.

The programme will include the following key dates:-

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

Cabins on site and CM team in place

Breaking ground ceremony

Building watertight

Power on

Utility generation systems functional

Yard storage systems complete

Utility systems complete – distribution to points of use

Phase 1 completion

Phase 2 completion

HVAC and BMS systems complete

Environmental state achieved and stable – pressure cascades, temps and AC rates

Rooms fully fitted out and serviced

Process systems complete

Safety systems complete

Changing rooms, toilets and admin areas complete

Open days for tours – when can we build in dates for visitors safely

Completion date for facility

11.3	Documentation for Approval Times (Clause 21.2)

The Contractor will submit to the PM the following documentation for approval (see 2.4)

Documentation	Time for Submission	Approval period (if less than 14 days)
Project Quality Plan	Within 3 week of signing the main contract
Bid Analysis for each order group	As contract plan - see 7.7	7 days (5 working days)
Qualification Protocols		Approval time 5 working days
Change Controls		7 days (5 working days unless otherwise noted by the Contractor)
Programme		Approval within 5 working days

11.4	Final Documentation (Clause 21.9)

The Contractor will supply the following final documentation (see 2.8) at a time or within the period stated

Documentation	Time or Period for Supply
Subcontractor Test Packs including marked-up As-Built’s, ETOP’s	To be Agreed prior to take over
O&M documentation provided by suppliers/contractors	To be Agreed prior to take over
Commissioning Reports (FAT, SAT, IV, FT)	To be Agreed prior to take over
Defects List	To be Agreed prior to take over

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12.0	Schedule 12: Liquidated Damages for Delay

12.1	Liquidated Damages (Clause 15.1)

The parties have agreed that the Works shall be completed in two Sections, known as Phase 1 and Phase 2. Separate liquidated damages shall apply to Phase 1 and Phase 2 as defined in Section 1.2..

Liquidated damages shall be payable by the Contractor in respect of Construction Completion of Phase 1 and Phase 2 as set out at Schedule 11 (as may be adjusted in accordance with the Contract) on the basis set out below.

PHASE 1

Phase 1 Construction Completion (Clause 32 refers)

At the rate [***] per week or pro-rata thereof

PROVIDED THAT the total amount liquidated damages payable by the Contractor in respect of Phase 1 shall not exceed [***].

PHASE 2

Phase 2 Construction Completion (Clause 32 refers)

At the rate of [***] per week for the first 5 weeks and thereafter at the rate [***] per week or pro-rata thereof, provided that the total amount of liquidated damages payable by the Contractor shall not exceed [***].

PROVIDED THAT the total aggregate liquidated damages payable overall by the Contractor shall not exceed [***].

Where equipment supplied by the Purchaser delays the critical path of the project programme, then the period by which the equipment is late and/ or any consequential impacts shall be the basis for extending the impacted Contractor milestone completion activities by the same period.

The period provisioned within the baseline programme for the manufacture of the Contractor supplied DAP is currently 34 weeks. This is an unconfirmed period as the equipment is bespoke and the manufacturer period will not be clarified until tender returns are received post appointment of the Contractor.

As such, should the selected DAP manufacturer be unable to comply with the 34 week manufacture period allowed within the baseline programme, then the impacted milestones shall be extended by the actual manufacture period exceeding the 34 weeks of the baseline programme.

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13.0	Schedule 13: Pre-installation tests and procedures (CLAUSE 22.2 AND 22.4)

Listed below are the:

1.	Pre-installation ‘Factory Acceptance Tests’ (FAT’s).
2.	‘Site Acceptance Test’ (SAT’s) and Performance Tests by system – part of Schedule 16
3.	User Training on a per system basis, part of Schedule 9

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14.0	Schedule 14: Criteria for the completion of construction

14.1	Criteria for Construction Completion Phase 2 (Clause 32.2)

Completion shall be achieved on a per phase basis once the following conditions have be met on a per phase basis:

14.1.1.	General

•	The completion of pretesting for Commissioning of all Mechanical and Electrical Systems. In accordance with the Contractor’s specification entitled ‘Commissioning Mechanical Services’.
•	The completion of statutory inspections by Building Control and Local Authority Planning Permission (excluding Landscaping).
•	Inspection of the building fabric to ensure compliance against the design drawings and specifications. Inspection data to be recorded on the inspection reports.
•	The completion of major defects that could adversely affect the operation of the facility.
•	Issuance of the Draft Health and Safety File and Operation and Maintenance Manuals.
•	Training of Purchaser personnel according to Schedule 9
•	Mechanical Completion, Accepted Engineering Turnover Packs and completion of O&M’s documents.
•	Plant visually inspected for completeness and resulting snags preventing operations cleared
•	Labelling/Identification complete and correct.
•	Safety signs installed
•	Scaffolding removed to the agreed extent that commissioning can proceed.
•	Re-instatements complete, where required to allow operations to continue
•	Builder clean complete
•	Contractor actions from Design Reviews closed out.
•	Tagging and labelling of all systems

14.1.2.	Civil and Steelwork

•	All work completed and temporary works removed.
•	All work required to be tested in accordance with the specification has been so tested and passed as satisfactory with particular emphasis on underground work.
•	Lifting beams proof tested (Note: the Purchaser is to agree the test vendor)
•	Any temporary bolting removed
•	Grating fully clamped down and handrails and toe boards fixed.
•	All signage required by building control in place
•	Leak testing of all buried underground pipes, pits, sumps, etc.
•	Flushing of drains
•	Check electrical earthing and lightning protection of building is installed and continuity tested

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14.1.3.	Mechanical / Piping / Building Services

•	Installation of all equipment (including internals) and piping in accordance with the P&IDs, GAs and Subcontractors installation instructions
•	Piping complies with pipe specification (e.g. correct grade of gasket installed)
•	Tagging and labelling
•	Pipe supports completed and rigid with temporary supports removed.
•	Piping flanges alignment, correct bolting and gaskets
•	Welding inspections completed, inspection report received as required
•	Site testing of pipework including NDT – boroscope and P & P in some cases (only if agreed with the Purchaser)
•	Installation of vessel internals in accordance with the drawings and specifications.
•	Installation of all temporary strainers.
•	Removal of all temporary slip plates other than those required for commissioning.
•	Installation of specified gland packing and lubricants to all valves.
•	Testing of all relief valves at the Purchaser’s approved test station and subsequent installation in accordance with the test requirements and schedule agreed by the Purchaser.
•	Installation of control valves / in line items on completion of line and vessel flushing in accordance with the method, requirements and schedule agreed by the Purchaser.
•	Valves, traps and strainers correct orientation and flow direction.

14.1.4.	Electrical, Instrumentation, Control

•	All equipment within the electrical design installed to current IEE wiring regulations BS7671 and Electricity at Work Regulation 4.
•	All electrical supply and control wiring tested for insulation, electrical pressure, polarity and continuity. Electrical equipment voltage checked/tested and found satisfactory.
•	Initial “Equipment in Hazardous Area Schedule Inspection” completed on all equipment and defects corrected.
•	Insulation, conductivity and resistance tested and found satisfactory.
•	All earthing installed, visually inspected and testing documentation completed.
•	Safety devices including overloads, MCBs, RCCD and fuses at correct setting and tested where applicable.
•	Labelling (identification of cables/circuits/equipment) complete.
•	Lighting completed.
•	Oil filled devices (e.g. transformers) charged by specialist contractor to the correct level and with correct grade of oil, with test certificate.
•	Circuit continuity / functional tests carried out and defects corrected. The results shall be documented (Cold loop testing from field devices to I/O cabinets).
•	Electrical distribution and circuit system fuses withdrawn and handed over to Commissioning Manager (Note: circuits will not be live).
•	All instrumentation installed in accordance with line diagrams, hook-ups etc.
•	Calibration of critical instruments to be provided with calibration certificates.
•	Alarm, Trip and Interlock tests / data completed and validated (including removal of redundant ATIs).
•	Software FATs complete (Purchaser’s responsibility)
•	Software loaded (Purchaser’s responsibility)

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14.1.5.	Insulation and Painting

•	Insulation integrity check where practical
•	Location labelling of all electrical trace heating
•	All insulation work completed to the agreed extent to allow commissioning to proceed.
•	All painting work completed to the agreed extent to allow commissioning to proceed.
•	Undertaking to finalise painting work as commissioning proceeds.

14.1.6.	Safety

•	Access to and egress from equipment not impeded
•	Fire Equipment (extinguishers etc.) supplied and installed as specified.

Once the above conditions have been met the Purchaser shall issue a Construction Completion Certificate for the Plant. Completion excludes Purchaser procured equipment activities of commissioning and/ or qualification which may remain.

14.2	Criteria for Construction Completion Phase 1 (Clause 32.2)

Construction Completion for Phase 1 shall be based on completion of commissioning inclusive of handover of O&M’s in connection with qualified systems for Phase 1 only. Completion excludes Purchaser procured equipment activities of commissioning and/ or qualification which may remain.

Once the above conditions have been met the Purchaser shall issue a Construction Completion Certificate for Phase 1 of the project.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

15.0	Schedule 15: Take over procedure

15.1	Take Over Procedures (Clause 33.2)

Phase 2 Completion of the minor items requiring completion identified on the Construction Completion Certificate, in accordance with sub-clause 32.6.

Phase 1 Completion will be as identified in schedule 14.2.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

16.0	Schedule 16: Performance Tests and Procedures (Clause 35.3)

Systems and utilities requiring performance testing are identified in Schedule 13.

Performance testing criteria shall be agreed between the Purchaser and Contractor at the pre-tender stage for inclusion in the vendor and subcontractor proposals.

Specifications as detailed in 2327-Contract Specifications issues by AUK:

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17.0	Schedule 17: Performance guarantees and damages for failure (Clause 35.1)

Where performance guarantees and associated liquidated damages for performance failure have been negotiated with Subcontractors, such damages shall be passed to the Purchaser and shall not be considered damages recovered from a Subcontractor for the purposes of sub-clause 9.6.

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18.0	Schedule 18: Cost elements, rates and charges

18.1	Contract Price (Clause 39.1)

The Contract Price shall include the Contractors Fixed and Reimbursable Cost Elements detailed below.

18.2	Contractors Fixed Cost Elements

The agreed fixed cost components are identified in the estimate as:

[***]

18.3	Contractors Reimbursable Cost Components

The following are reimbursable costs:

[***]

For reimbursable costs the following rates shall apply and expenses will be as follows:

[***]

18.4	Subcontracted Costs

The properly incurred net cost to the Contractor of;

[***]

18.5	Subcontracted Temporary Site Facility Costs

The properly incurred net cost to the Contractor (in accordance with Schedule 7) of;

[***]

18.6	Contractors Fee

Contractor’s Fee is fixed.

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18.7	Contractor Rates

The Contractor charge out rates are set-out

18.7.1.	Hourly Rates fixed until 01.Jan.19

[***]

18.7.2.	Weekly Rates

[***]

18.7.3.	Expenses

Expense are not included in the above hourly rates and are charged at the following rates:

[***]

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18.8	Estimate

The latest estimate for Phases 1 & 2 are included in the below including the combined summary:

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

18.8.1.	Summary

Rev F 7Sept 2017

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18.8.2.	Phase 2 Estimate

Rev O dated 7 Sept 2017

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18.8.3.	Phase 1 Estimate

Rev F dated 24 July 2017

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19.0	Schedule 19: Payment

19.1	Payment against Tasks \ Milestones (Clause 41.2)

The following are payments against milestones

Milestone	Payment (£)
None stated

19.2	Contractors Request for Payment (Clause 41.3)

The Contractors monthly request for payment shall be supported by all relevant documentary evidence, appropriately itemised, coded and cross referenced to the payment request summary, including;

a)	Copies of invoices received by the Contractor in support of “actual expenditure”
b)	Copies of time sheet summaries of staff in support of “actual expenditure”
c)	Copies of expenses incurred in support of “actual expenditure”
d)	Copies of applications from sub-contractors, together with the Contractors Certification calculations (if and as requested by the Project Manager)
e)	Updates of project cash flow (linked to \ part of the Anticipated Final Cost within the Commercial report - Schedule 21) for all aspects of Contract Price in support of estimates of future expenditure

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

20.0	Schedule 20: Contract co-ordination

20.1	Requirements for Contract Coordination (clause 5.4)

The requirements of both the Purchaser and the Contractor in regard to Contract Coordination are set out below:

20.2	Primary point of contact for the Contractor is

[***] (Contract [***])

The Austin Company of UK Limited

Cardinal Point

Park Road

Rickmansworth

Hertfordshire WD3 1RE

Tel: 01923 432658

Mobile: 07740 171614

Email: [***]

20.3	Primary point of contact for the Purchaser

[***] (Head of Engineering)

G W Pharma Limited

…

Tel:

Mobile:

Email: [***]

20.4	Project Manager

[***]

c/o G W Pharma Limited

…

Tel:

Mobile:

Email: [***]

20.5	Project Sponsors

The Project Sponsor for the Contractor is:

[***]

The Project Sponsors for the Purchaser is:

[***]

20.6	Document Numbering

The Contractor and Purchaser, both acting reasonably, shall develop and agree a unique nomenclature in connection with record information, tagging, labelling and engineering specifications.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

20.7	Method of Document and Data Transfer

Documents shall be transferred between via email using the following addresses:

Contractor:   document.control@austin.co.uk

Purchaser:    [***]

20.8	Arrangement for issuing invoices

The Contractor shall prepare invoices addressed as follows:

G W Pharma Ltd

Kingsgate House

Newbury Road

Andover

Hants

SP10 4DU

And the invoices shall be issued by email to:

accounts@gwpharm.com

20.9	Arrangement for issuing remittance advice

Upon making payment the Purchaser shall issue by email a corresponding remittance advice to:

[***]

20.10	Method of transferring payments

Payments between the parties shall be conducted via BACS, using the following details:

[***]

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

21.0	Schedule 21: Reports and Records

21.1	Progress and Other Reports (Clause 3.7)

The Contractor shall provide:

1.	Monthly Project Status Reports, a sample of which is included which will provide the overall status of the project with respect to:
a.	Design
b.	Procurement
c.	Construction
d.	Quality
e.	Progress with the programme as noted in item 2 below
f.	Commercial as noted in item 3 below
g.	Health, Safety & Environment Overview

2.	A baseline programme (non-resource) which shall be updated monthly and reviewed with the Purchasers project sponsor and the Contractors Project Director.

3.	A commercial report will be provided monthly,

4.	The Commercial report shall include
a.	Order Commitment
b.	Variations to date
c.	Pending Variations
d.	Potential variations
e.	Cost to complete
f.	Total outturn costs
g.	Actual and Forecast Expenditure Summary by Contractors cost code

The report shall be principally presented with to identify the total:

a.	Design costs
b.	Subcontract costs
1.	Shell
2.	Fit-out
3.	Process
4.	Equipment
5.	Others
c.	Management costs

5.	Timesheets for reimbursable elements with a bullet point list of activities will be provided on a bi-weekly basis with respect to the process design and support.

6.	A four week look-ahead shall be provided on a bi-weekly basis of overall project strategic activities and milestones.

21.2	Maintenance of Contractors Records (Clause 40.1)

The Contractor shall provide and maintain the following records:

1.	Subcontract tender enquiries
2.	Subcontract orders placed
3.	Records of committed expenditure on orders placed.
4.	Records of invoices paid

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

5.	Records of cost changes resulting from Variation Orders
6.	Forecasts of the Total Cost of Works to their final completion
7.	Records of other reimbursable costs incurred including time sheets and expenses
8.	Time sheets (including those for design variations) shall indicate the works being carried out including the work stage, area, discipline and element together with a brief narrative of deliverables, drawing revision where appropriate. Time simply allocated to the project on a global basis will not be sufficient.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

22.0	Schedule 22: Forms of Collateral Warranty (article 17)

22.1	Part A Contractor Collateral Warranty 4-8-17

Dated	201

THE AUSTIN COMPANY OF (U.K.) LIMITED

- and -

[THE BENEFICIARY]

- and -

GW PHARMA LIMITED

Contractor’s Warranty

in relation to

Design, Construction,

Testing and Commissioning of GW Pharma Building 750b.

and Process Equipment at Kent Science Park

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

This Deed of Warranty is made as a deed on	201

Between:

(1)	THE AUSTIN COMPANY OF (U.K.) LIMITED (registered number 00343451), a company incorporated in in England and Wales and whose registered address is Cardinal Point, Park Road, Rickmansworth, Hertfordshire WD3 1RE (the "Contractor");

(2)	[BENEFICIARY] (registered number [●]) whose registered office is at [●] (the "Beneficiary")[1];

(3)	GW PHARMA LIMITED (registered number 03704998) whose registered office is at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge CB24 9BZ (the "Employer").

Whereas:

(A)	The Employer has entered into a building contract dated (the "Building Contract") with the Contractor for the Works (as defined in the Building Contract) at the site known as Building 750b, Kent Science Park, Sittingbourne, Kent ME9 8EF (the "Property").

(B)	[The Beneficiary and Employer have entered into an agreement dated (the "Ground Lease") for an interest in the Property.] [OR]

(B)	[The Beneficiary has as [●] an interest in the Property.][2]

(C)	It is a term of the Building Contract that the Contractor executes this Deed.

In consideration of the payment by the Beneficiary to the Contractor and the Guarantor of one pound (£1) (receipt of which is hereby acknowledged by the Contractor and the Guarantor), it is agreed as follows:

1.	Warranty of performance

1.1	The Contractor warrants that it has carried out and will at all times continue to carry out the Works (as defined in the Building Contract) and its duties and obligations under the Building Contract in accordance with the Building Contract.

1.2	Without limiting Clause 1.1, the Contractor warrants and undertakes to the Beneficiary that is has carried out and shall carry out and complete the Works (as defined in the Building Contract):

(a)	in accordance with the Building Contract (as altered or modified in accordance with the terms set out herein);

(b)	in accordance with applicable Legislation (as defined in the Building Contract);

(c)	using the Standard of Care (as defined in the Building Contract);

[1]	For use when Beneficiary is another third party
[2]	For use when Beneficiary is another third party

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

(d)	using Good Industry Practices (as defined in the Building Contract);

(e)	seeing that it has not specified or used nor shall it authorise or permit to be used or specified in relation to the Works (as defined in the Building Contract) any substances, processes or methods of working that are not in accordance with British Standards (or their European Union equivalent), codes of practice current at the time of specification or use unless stated otherwise in the Specification (as defined in the Building Contract);

(f)	using Materials (as defined in the Building Contract) which are new and of sound and satisfactory quality and all workmanship, manufacture and/or fabrication will be to the standard consistent with the intended uses of the Works (as defined in the Building Contract) as stated in the Building Contract; and

(g)	with sound and safe workmanship and equipment.

1.3	The obligations of the Contractor under or pursuant to this Deed shall not be released or diminished by the appointment of any person by the Beneficiary to carry out any independent enquiry into any relevant matter provided that nothing in this clause shall modify or affect any rights which the Contractor might have to claim contribution from any third party whether under statute or at common law.

2.	Prohibited Materials

2.1	The Contractor warrants and undertakes that it shall carry out and complete the Works (as defined in the Building Contract) (including any rectification of any Defect (as defined in the Building Contract)) seeing that it has not specified or used or authorised or permitted to be used or specified nor shall it specify or use or authorise or permit to be used or specified in relation to the Works (as defined in the Building Contract) any Prohibited Materials (as defined in the Building Contract) and shall, when requested by the Beneficiary, issue to any person as the Beneficiary may reasonably require, a certificate stating (to the best of the Contractor's knowledge and belief) that the provisions of this clause have been complied with.

2.2	Furthermore, the Contractor shall notify the Beneficiary, prior to the date of the Final Certificate of the Building Contract, promptly in writing if it becomes aware of any specification or use in the Works (as defined in the Building Contract) of any Prohibited Materials (as defined in the Building Contract).

3.	Licence to use documents

3.1	The Contractor grants to the Beneficiary an irrevocable, non-terminable, royalty free, freely assignable licence to copy and use all Documentation (as defined in the Building Contract) prepared by or on behalf of the Contractor in connection with the Building Contract and to reproduce the designs and content of such Documentation for any purpose whatsoever connected with the Works (as defined in the Building Contract) including, without limitation, the construction, completion, reconstruction, modification, alteration, manufacture, letting advertisement, promotion, extension, reinstatement, operation, maintenance, sale, use and repair of the Works (as defined in the Building Contract). Such licence shall include the right to grant sub-licences to any person.

3.2	[The Contractor shall grant to or obtain for the Beneficiary an irrevocable royalty-free licence to use for the lifetime of the Plant all Contractor's Software (each as defined in the Building Contract) necessary for the operation or maintenance of the Plant.]

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

3.3	In the event that the Building Contract is terminated for any reason or otherwise comes to an end the Contractor hereby agrees that the licence[s] granted in Clause[s] 3.1 [and 3.2] shall continue in all respects and shall not be affected by such termination.

3.4	The Contractor agrees on request at any time to give the Beneficiary or any persons authorised by the Beneficiary access to the Documentation and to provide the Beneficiary with copies of the Documentation provided that the Beneficiary pays the reasonable copying costs of the Contractor.

3.5	The Contractor warrants to the Beneficiary that the Contractor has full rights and liberty to enter into the obligations contained in Clause[s] 3.1 [and 3.2] without restriction or limitation. The Contractor indemnifies the Beneficiary against any claims brought by any third party against the Beneficiary and any Losses (as defined in the Building Contract arising therefrom which are occasioned and/or incurred by any breach by the Contractor of this clause.

4.	Insurance of Obligations

4.1	The Contractor hereby covenants with the Beneficiary that it will maintain with reputable insurers carrying on business in the European Union from the date hereof, for a period expiring no earlier than 12 years after the date of Take Over of the Works (as defined in the Building Contract), professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses and with a limit of indemnity of not less than £10,000,000 in the aggregate and it will provide to the Beneficiary within 10 working days of the Beneficiary’s written request, made not more than once in each year, written confirmation from an independent company of insurance brokers that the Contractor has such insurance as aforesaid in force for a period to be specified in the written confirmation and also provided that such insurance remains available on commercially reasonable rates and terms.

4.2	If the Contractor fails to produce satisfactory evidence that it has obtained and maintained the professional indemnity insurance required by this Clause 4, the Beneficiary shall be free, having given 7 days’ notice of its intention, to provide and maintain such insurance and pay the premium as may be necessary for that purpose. The cost of such premium shall be reimbursed by the Contractor within 28 days of being notified of the amount.

5.	confidentiality

5.1	“Confidential Information” shall mean all Documentation (as defined in the Building Contract) and other technical or commercial information in any form obtained directly or indirectly from the Contractor by the Beneficiary, or which is generated by the Contractor in connection with the Building Contract, whether before or after the date of the Building Contract other than information:

(a)	which is or becomes publicly available other than by any unauthorised action of either of the parties to the Building Contract or this Deed; or

(b)	which is or comes into the possession of one party other than in breach of a duty of confidence to the other party; or

(c)	which is expressly approved for disclosure by the party to whom the information relates.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

5.2	Except as permitted in Clause 3 of this Deed, the Beneficiary shall not, without the previous consent of the Contractor, use, publish or disclose to any person, nor cause nor permit any of his Affiliates (as defined in the Building Contract) or personnel to use, publish or disclose any Confidential Information obtained from the Contractor other than for the performance of his duties under this Deed.

5.3	The Beneficiary shall not take or permit to be taken any photograph or other image of the whole or any part of the Plant (as defined in the Building Contract) or any other property of the Contractor or his Affiliates, or any physical or virtual model of it, without the prior consent of the Contractor. Any such photograph or other image shall be regarded as Confidential Information within the terms of Sub-Clause 5.1. No photograph or other image so taken shall be used for the purposes of publicity without the prior consent of the Contractor.

5.4	This Clause 5 shall survive and remain in full force for a period of ten years following the issue of the last Final Certificate (as defined in the Building Contract) under Clause 38 (Final Certificate) of the Building Contract or final Default Certificate (as defined in the Building Contract) under Clause 44 (Termination for Contractor’s Default) of the Building Contract unless otherwise stated in any Special Condition of the Building Contract.

6.	Assignment of benefit of this deed

The benefit of this Deed may be assigned by the Beneficiary on two occasions only subject to the prior written consent of the Contractor (such consent not to be unreasonably withheld or delayed). The Contractor shall not without the prior written consent of the Beneficiary (such consent not to be unreasonably withheld or delayed) assign any benefit under this Deed to any other person in whole or in part.

7.	Notices

Any notice to be given under the terms of this Deed shall be deemed to be duly given if it is delivered by hand at or sent by special delivery to the above mentioned addresses of the parties hereto or other business addresses for the time being and in the case of such notices sent by special delivery the same shall be deemed to have been received two days after being posted excluding Saturdays, Sundays and statutory holidays.

8.	Governing law

This Deed shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the exclusive jurisdiction of the English Courts.

9.	Third party rights

Save as provided for in Clause 6 (Assignment of Benefit of this Deed), no person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

10.	Limitation of liabilities

10.1	The rights and benefits conferred upon the Beneficiary by this Deed shall in no way exceed the rights and remedies it would have against the Contractor if the Beneficiary had been named the employer under the Building Contract.

10.2	No proceedings shall be commenced under this Deed after the expiration of 12 years from the date of the Take Over Certificate (as defined in the Building Contract).

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

11.	Invalidity

If all or any part of any provision of this Deed shall be or become illegal, invalid or unenforceable in any respect, then the remainder of that provision and/or all other provisions of this Deed shall remain valid and enforceable.

12.	Concurrence of the employer

The Employer has joined in this Deed to confirm its concurrence to the above arrangements.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

SIGNATURE PAGE TO CONTRACTOR’S WARRANTY

IN WITNESS THIS DEED has been executed by the parties and is intended to be and is delivered on the date appearing on the first page.

EXECUTED as a deed by the Contractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Beneficiary	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Employer	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

22.2	GW-Austins Sched 22 Part B Subcontractor_Collateral_Warranty

Dated	201

THE AUSTIN COMPANY OF (U.K.) LIMITED

- and -

GW PHARMA LIMITED

- and -

[THE SUBCONTRACTOR]

Subcontractor’s Warranty

in relation to

Design, Construction,

Testing and Commissioning of GW Pharma Building 750b.

and Process Equipment at Kent Science Park

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

This Deed of Warranty is made as a deed on	201

Between:

(1)	THE AUSTIN COMPANY OF (U.K.) LIMITED (registered number 00343451), a company incorporated in in England and Wales and whose registered address is Cardinal Point, Park Road, Rickmansworth, Hertfordshire WD3 1RE (the "Main Contractor");

(2)	GW Pharma Limited (registered number 03704998) whose registered office is at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge CB24 9BZ (the "Beneficiary"); and

(3)	[ ] (registered number [ ]) whose registered office is at [ ] (the "Subcontractor").

Whereas:

(A)	By a contract dated (the "Building Contract") the Beneficiary has engaged the Main Contractor to carry out the Works (as defined in the Building Contract) at the site known as Building 750b, Kent Science Park, Sittingbourne, Kent ME9 8EF (the "Property");

(B)	By a subcontract dated (the "Subcontract") the Main Contractor has engaged the Subcontractor to carry out part of the Main Contractor's Works as detailed in [Work Package [●] [insert work package number or description]][3] (the "Subcontract Works").

It is agreed:

In consideration of the payment by the Beneficiary to the Main Contractor and the Subcontractor of one pound (£1), receipt of which is hereby acknowledged.

1.	DEFINITIONS

(a)	“Defect” means any work done or any Materials or the Subcontract Works or any part of it which does not comply with the Subcontract, provided that such matter shall not be a Defect if it is caused by:

(i)	Normal wear and tear

(ii)	A failure by the Beneficiary to operate and maintain the Subcontract Works in accordance with any operating and maintenance manuals provided by the Subcontractor and/or with Good Industry Practices.

(b)	“Documentation” means any relevant documents in paper or electronic form, including drawings, technical software, images designs, manuals or records.

[3]	Amend to describe the work package or work in question. Particularly important if one subcontractor is working on multiple work packages.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

(c)	“Good Industry Practices” means in respect of the Subcontract Works using the standards, practices, methods, procedures, complying with Legislation and exercising the Standard of Care which would be expected from a contractor engaged in the provision of works and services similar in size, scope, type, nature and complexity to those required by the Subcontract.

(d)	“Legislation” means all applicable laws, statutes, bye-laws, regulations and other measures having the force of law as amended and in force from time to time, including any legislation which re-enacts or consolidates it, with or without modification.

(e)	"Losses" means all damage, losses, liabilities, claims, actions, costs, expenses (including the cost of legal or professional services, legal costs being on an agent/client, client paying basis), proceedings, demands and charges whether arising under statute, contract or at common law.

(f)	“Materials” means machinery, plant and/or Subcontract Works and other items of equipment and materials intended to form part of the Subcontract Works and other things needed in its operation excluding software, to be supplied by the Subcontractor under the Subcontract.

(g)	"Prohibited Materials" means any substances, processes or methods of working which are:

(i)	contrary to the recommendations in the latest edition of "Good Practice in the Selection of Construction Materials" published by the British Council for Offices at the time of such specification or use; and/or

(ii)	are substances, processes or methods of working generally known at the time of specification or use to be:

(1)	deleterious to health and safety;

(2)	pose a hazard to health and safety including to the health and safety of those undertaking the Subcontract Works, repairing, occupying, using, cleaning and/or maintaining the Subcontract Works;

(3)	deleterious to the durability of the Subcontract Works in the particular circumstances in which they are used including but not limited to the structural stability, durability, performance or physical integrity of the Subcontract Works; and/or

(4)	harmful to life, health or the environment in the circumstances in which they are used.

(h)	“Subcontractor’s Software” means software owned by the Subcontractor.

(i)	"Standard of Care" means in relation to the design of the Subcontract Works all the reasonable skill, care, and diligence to be expected of a professionally qualified and competent designer of the relevant discipline engaged in projects of a similar size, scope, type, nature and complexity to those required by the Subcontract.

(j)	“Third Party Software” means software owned by a third party.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

13.	Warranty of performance

13.1	The Subcontractor warrants that it has carried out and will at all times continue to carry out the Subcontract Works and its duties and obligations under the Subcontract in accordance with the Subcontract.

13.2	Without limiting Clause 2.1, the Subcontractor warrants and undertakes to the Beneficiary that is has carried out and shall carry out and complete the Subcontract Works:

(a)	in accordance with the Subcontract (as altered or modified in accordance with the terms set out herein);

(b)	in accordance with applicable Legislation;

(c)	using the Standard of Care;

(d)	using Good Industry Practices;

(e)	seeing that it has not specified or used nor shall it authorise or permit to be used or specified in relation to the Subcontract Works any substances, processes or methods of working that are not in accordance with British Standards (or their European Union equivalent), codes of practice current at the time of specification or use;

(f)	using Materials which are new and of sound and satisfactory quality and all workmanship, manufacture and/or fabrication will be to the standard consistent with the intended uses of the Subcontract Works as stated in the Subcontract;

(g)	for the full, efficient, economic and safe commercial operation of the Subcontract Works [(as defined in the Subcontract)] in accordance with the applicable Legislation and the requirements of the Subcontract; and

(h)	with sound and safe workmanship and equipment.

13.3	The obligations of the Subcontractor under or pursuant to this Deed shall not be released or diminished by the appointment of any person by the Beneficiary to carry out any independent enquiry into any relevant matter provided that nothing in this clause shall modify or affect any rights which the Subcontractor might have to claim contribution from any third party whether under statute or at common law.

14.	Prohibited Materials

14.1	The Subcontractor warrants and undertakes that it shall carry out and complete the Subcontract Works (including any rectification of any Defect (as defined in the Subcontract)) seeing that it has not specified or used or authorised or permitted to be used or specified nor shall it specify or use or authorise or permit to be used or specified in relation to the Subcontract Works any Prohibited Materials and shall, when requested by the Beneficiary, issue to any person as the Beneficiary may reasonably require, a certificate stating (to the best of the Subcontractor's knowledge and belief) that the provisions of this clause have been complied with.

14.2	Furthermore, the Subcontractor shall notify the Beneficiary promptly in writing if it becomes aware of any specification or use in the Subcontract Works of any Prohibited Materials.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

15.	Licence to use documents

15.1	The Subcontractor grants to the Beneficiary an irrevocable, non-terminable, royalty free, freely assignable licence to copy and use all Documentation prepared by or on behalf of the Subcontractor in connection with the Subcontract and to reproduce the designs and content of such Documentation for any purpose whatsoever connected with the Subcontract Works including, without limitation, the construction, completion, reconstruction, modification, alteration, manufacture, letting advertisement, promotion, extension, reinstatement, operation, maintenance, sale, use and repair of the Subcontract Works. Such licence shall include the right to grant sub-licences to any person.

15.2	The Subcontractor shall grant to or obtain for the Beneficiary an irrevocable royalty-free licence to use for the lifetime of the Plant all Third Party Software and Subcontractor Software necessary for the operation or maintenance of the Plant.

15.3	In the event that the Subcontract is terminated for any reason or otherwise comes to an end the Subcontractor hereby agrees that the licence[s] granted in Clause[s] 4.1 and 4.2 shall continue in all respects and shall not be affected by such termination.

15.4	The Subcontractor agrees on request at any time to give the Beneficiary or any persons authorised by the Beneficiary access to the Documentation and to provide the Beneficiary with copies of the Documentation provided that the Beneficiary pays the reasonable copying costs of the Subcontractor.

15.5	The Subcontractor warrants to the Beneficiary that the Subcontractor has full rights and liberty to enter into the obligations contained in Clause[s] 4.1 and 4.2 without restriction or limitation. The Subcontractor indemnifies the Beneficiary against any claims brought by any third party against the Beneficiary and any Losses arising therefrom which are occasioned and/or incurred by any breach by the Subcontractor of this clause.

16.	Insurance of Obligations

16.1	The Subcontractor hereby covenants with the Beneficiary that it will maintain with reputable insurers carrying on business in the European Union from the date hereof, for a period expiring no earlier than 12 years after the date of Practical Completion of the Subcontract Works, professional indemnity insurance / product liability insurance to provide cover without unusual or onerous conditions, exclusions or material excesses and with a limit of indemnity of not less than [£5,000,000][4] in the aggregate and it will provide to the Beneficiary within 10 working days of the Beneficiary’s written request, made not more than once in each year, written confirmation from an independent company of insurance brokers that the Subcontractor has such insurance as aforesaid in force for a period to be specified in the written confirmation.

16.2	The Subcontractor shall within 14 days of any written request produce to the Beneficiary satisfactory documentary evidence of its insurance cover.

16.3	If the Subcontractor fails to produce satisfactory evidence that it has obtained and maintained the professional indemnity insurance required by this Clause 5, the Beneficiary shall be free, having given 7 days’ notice of its intention, to provide and maintain such insurance and pay the premium as may be necessary for that purpose. The cost of such premium shall be reimbursed by the Subcontractor within 28 days of being notified of the amount.

[4]	Amend to reflect the amount required under the Building Contract.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

17.	Takeover

17.1	The Subcontractor shall not exercise or seek to exercise any right which may be or become available to it to terminate or treat as terminated the Subcontract or its employment thereunder or discontinue or suspend the performance of any of its duties or obligations thereunder or treat the Subcontract as determined without first giving to the Beneficiary not less than 35 days prior written notice of its intention to do so (the "Subcontractor’s Notice") specifying the Subcontractor’s grounds for terminating or treating as terminated the Subcontract or its employment thereunder or discontinuing or suspending its performance as aforesaid or treating the Subcontract as determined (save that the Subcontractor shall be entitled to exercise its statutory rights (taking account the terms of the Subcontract) to suspend on serving simultaneous notice to the Main Contractor and the Beneficiary).

17.2	Within 35 days of:

(a)	the date of the Subcontractor’s Notice; or

(b)	the automatic determination of the Subcontract pursuant to any of its provisions,

the Beneficiary may give written notice to the Subcontractor (a "Novation Notice") that the Beneficiary or its appointee shall henceforth become the Main Contractor under the Subcontract in accordance with the terms of Clause 6.3 below.

17.3	With effect from the date of the service of any Novation Notice:

(a)	the Beneficiary or its appointee shall be substituted in the Subcontract as the employer thereunder in place of the Main Contractor and references in the Subcontract to the employer shall be construed as references to the Beneficiary or its appointee;

(b)	the Subcontractor shall be bound to continue with the performance of its duties and obligations under the Subcontract and any exercise or purported exercise by the Subcontractor prior to the date of the Novation Notice of any right to terminate or treat as terminated the Subcontract or its employment thereunder or to discontinue or suspend the performance of any of its duties or obligations thereunder or to treat the Subcontract as determined shall be of no effect;

(c)	the Beneficiary shall become bound by the terms and conditions of the Subcontract in respect of all obligations and duties of the Main Contractor thereunder which fall to be performed after the date of the Novation Notice and shall as soon as practicable thereafter make payment of any amounts properly due to the Subcontractor as at the date of the Novation Notice and still outstanding;

17.4	the Main Contractor shall be released from further performance of the duties and obligations of the employer under the Subcontract after the date of the Novation Notice, but without prejudice to any rights and remedies of the Subcontractor against the Main Contractor in respect of any matter or thing done or omitted to be done by the Main Contractor on or before the date of the Novation Notice.

18.	The Beneficiary’s obligations to Subcontractor

Notwithstanding anything contained in this Deed and notwithstanding any payments which may be made by the Beneficiary to the Subcontractor, the Beneficiary shall not be under any obligation to the Subcontractor unless the Beneficiary shall have served a Novation Notice pursuant to Clause 6.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

19.	Assignment of benefit of this deed

The benefit of this Deed may be assigned by the Beneficiary on two occasions only subject to the prior written consent of the Subcontractor (such consent not to be unreasonably withheld or delayed). The Subcontractor shall not without the prior written consent of the Beneficiary (such consent not to be unreasonably withheld or delayed) assign any benefit under this Deed to any other person in whole or in part.

20.	Agreements with third parties

The Subcontractor shall at their own cost within 14 days of receipt of a request from the Beneficiary to do so enter into deeds substantially in the form of this Deed [excluding Clause 6 (Takeover), Clause 7 (The Beneficiary’s obligations to Subcontractor) and] this clause in favour of:

(a)	any purchaser and any lessee of the whole or any part of the Property; and

(b)	any party providing finance for the Property and deliver the same to the Beneficiary duly executed.

21.	Notices

Any notice to be given under the terms of this Deed shall be deemed to be duly given if it is delivered by hand at or sent by special delivery to the above mentioned addresses of the parties hereto or other business addresses for the time being and in the case of such notices sent by special delivery the same shall be deemed to have been received two days after being posted excluding Saturdays, Sundays and statutory holidays.

22.	Governing law

This Deed shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the exclusive jurisdiction of the English Courts.

23.	Third party rights

Save as provided for in Clause 8 (Assignment of Benefit of this Deed), no person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

24.	Concurrent liabilities

The rights and benefits conferred upon the Beneficiary by this Deed are in addition to any other rights and remedies it may have against the Subcontractor including without prejudice to the generality of the foregoing any remedies in negligence.

25.	Limitation of liabilities

25.1	The rights and benefits conferred upon the Beneficiary by this Deed shall in no way exceed the rights and remedies it would have against the Subcontractor if the Beneficiary had been named the employer under the Subcontract.

14.2	No proceedings shall be commenced under this Deed after the expiration of 12 years from the date of the Take Over Certificate (as defined in the Building Contract).

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

26.	Invalidity

If all or any part of any provision of this Deed shall be or become illegal, invalid or unenforceable in any respect, then the remainder of that provision and/or all other provisions of this Deed shall remain valid and enforceable.

27.	Concurrence of the Main Contractor

The Main Contractor has joined in this Deed to confirm its concurrence to the above arrangements.

SIGNATURE PAGE TO SUBCONTRACTOR’S WARRANTY

IN WITNESS THIS DEED has been executed by the parties and is intended to be and is delivered on the date appearing on the first page.

EXECUTED as a deed by the Main Contractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Beneficiary	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

EXECUTED as a deed by the Subcontractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

22.3	Part C Sub-subcontractor_Collateral_Warranty

Dated	201

[THE SUBCONTRACTOR]

- and -

GW PHARMA LIMITED

- and -

[THE SUB-SUBCONTRACTOR]

Sub-subcontractor’s Warranty

in relation to

Design, Construction,

Testing and Commissioning of GW Pharma Building 750b.

and Process Equipment at Kent Science Park

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

This Deed of Warranty is made as a deed on	201

Between:

(1)	[ ] (registered number [ ]) whose registered office is at [ ] (the "Subcontractor");

(2)	GW PHARMA LIMITED (registered number 03704998) whose registered office is at Sovereign House, Vision Park, Chivers Way, Histon, Cambridge CB24 9BZ (the "Beneficiary")][5]; and

(3)	[ ] (registered number [ ]) whose registered office is at [ ] (the "Sub-subcontractor").

Whereas:

(A)	By a contract dated (the "Building Contract") the Beneficiary has engaged The Austin Company of (U.K.) Limited (the "Main Contractor") to carry out the Works (as defined in the Building Contract) at the site known as Building 750b, Kent Science Park, Sittingbourne, Kent ME9 8EF (the "Property");

(B)	By a subcontract dated (the "Subcontract") the Main Contractor has engaged the Subcontractor to carry out part of the Main Contractor's Works (the "Subcontract Works"); and

(C)	By a sub-subcontract dated (the "Sub-subcontract") the Subcontractor has engaged the Sub-subcontractor to carry out part of the Main Contractor's Works as detailed in [Work Package [●] [insert work package number or description]][6] (the "Sub-subcontract Works").

It is agreed:

In consideration of the payment by the Beneficiary to the Subcontractor and the Sub-subcontractor of one pound (£1), receipt of which is hereby acknowledged.

28.	DEFINITIONS

(a)	“Defect” means any work done or any Materials or the Sub-subcontract Works or any part of it which does not comply with the Sub-subcontract, provided that such matter shall not be a Defect if it is caused by:

(i)	Normal wear and tear

(ii)	A failure by the Beneficiary to operate and maintain the Sub-subcontract Works in accordance with any operating and maintenance manuals provided by the Sub-subcontractor and/or with Good Industry Practices.

[5]	Delete for use under the building contract between GW Pharma Limited and the Main Contractor ("Process Build Contract") or if the Beneficiary is another third party.
[6]	Amend to describe the work package or work in question. Particularly important if the subcontractor is working on multiple work packages.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

(b)	“Documentation” means any relevant documents in paper or electronic form, including drawings, technical software, images designs, manuals or records.

(c)	“Good Industry Practices” means in respect of the Sub-subcontract Works using the standards, practices, methods, procedures, complying with Legislation and exercising the Standard of Care which would be expected from a contractor engaged in the provision of works and services similar in size, scope, type, nature and complexity to those required by the Sub-subcontract.

(d)	“Legislation” means all applicable laws, statutes, bye-laws, regulations and other measures having the force of law as amended and in force from time to time, including any legislation which re-enacts or consolidates it, with or without modification.

(e)	"Losses" means all damage, losses, liabilities, claims, actions, costs, expenses (including the cost of legal or professional services, legal costs being on an agent/client, client paying basis), proceedings, demands and charges whether arising under statute, contract or at common law.

(f)	“Materials” means machinery, plant and/or Sub-subcontractor Works, and other items of equipment and materials intended to form part of the Sub-subcontract Works and other things needed in its operation excluding software, to be supplied by the Sub-subcontractor under the Sub-subcontract.

(g)	"Prohibited Materials" means any substances, processes or methods of working which are:

(i)	contrary to the recommendations in the latest edition of "Good Practice in the Selection of Construction Materials" published by the British Council for Offices at the time of such specification or use; and/or

(ii)	are substances, processes or methods of working generally known at the time of specification or use to be:

(1)	deleterious to health and safety;

(2)	pose a hazard to health and safety including to the health and safety of those undertaking the Sub-subcontract Works, repairing, occupying, using, cleaning and/or maintaining the Sub-subcontract Works;

(3)	deleterious to the durability of the Sub-subcontract Works in the particular circumstances in which they are used including but not limited to the structural stability, durability, performance or physical integrity of the Sub-subcontract Works; and/or

(4)	harmful to life, health or the environment in the circumstances in which they are used.

(h)	“Sub-subcontractor Software” means software owned by the Sub-subcontractor.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

(i)	"Standard of Care" means in relation to the design of the Sub-subcontract Works all the reasonable skill, care, and diligence to be expected of a professionally qualified and competent designer of the relevant discipline engaged in projects of a similar size, scope, type, nature and complexity to those required by the Sub-subcontract.

(j)	“Third Party Software” means software owned by a third party.

29.	Warranty of performance

29.1	The Sub-subcontractor warrants that it has carried out and will at all times continue to carry out the Sub-subcontract Works and its duties and obligations under the Sub-subcontract in accordance with the Sub-subcontract.

29.2	Without limiting Clause 2.1, the Sub-subcontractor warrants and undertakes to the Beneficiary that is has carried out and shall carry out and complete the Sub-subcontract Works:

(a)	in accordance with the Sub-subcontract (as altered or modified in accordance with the terms set out herein);

(b)	in accordance with applicable Legislation;

(c)	using the Standard of Care;

(d)	using Good Industry Practices;

(e)	seeing that it has not specified or used nor shall it authorise or permit to be used or specified in relation to the Sub-subcontract Works any substances, processes or methods of working that are not in accordance with British Standards (or their European Union equivalent), codes of practice current at the time of specification or use;

(f)	using Materials which are new and of sound and satisfactory quality and all workmanship, manufacture and/or fabrication will be to the standard consistent with the intended uses of the Sub-subcontract Works as stated in the Sub-subcontract;

(g)	seeing the full, efficient, economic and safe commercial operation of the Sub-subcontract Works in accordance with the applicable Legislation and the requirements of the Sub-subcontract; and

(h)	with sound and safe workmanship and equipment.

29.3	The obligations of the Sub-subcontractor under or pursuant to this Deed shall not be released or diminished by the appointment of any person by the Beneficiary to carry out any independent enquiry into any relevant matter provided that nothing in this clause shall modify or affect any rights which the Sub-subcontractor might have to claim contribution from any third party whether under statute or at common law.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

30.	Prohibited Materials

30.1	The Sub-subcontractor warrants and undertakes that it shall carry out and complete the Sub-subcontract Works (including any rectification of any Defect) seeing that it has not specified or used or authorised or permitted to be used or specified nor shall it specify or use or authorise or permit to be used or specified in relation to the Sub-subcontract Works any Prohibited Materials and shall, when requested by the Beneficiary, issue to any person as the Beneficiary may reasonably require, a certificate stating (to the best of the Sub-subcontractor's knowledge and belief) that the provisions of this clause have been complied with.

30.2	Furthermore, the Sub-subcontractor shall notify the Beneficiary promptly in writing if it becomes aware of any specification or use in the Sub-subcontract Works of any Prohibited Materials.

31.	Licence to use documents

31.1	The Sub-subcontractor grants to the Beneficiary an irrevocable, non-terminable, royalty free, freely assignable licence to copy and use all Documentation prepared by or on behalf of the Sub-subcontractor in connection with the Sub-subcontract and to reproduce the designs and content of such Documentation for any purpose whatsoever connected with the Sub-subcontract Works including, without limitation, the construction, completion, reconstruction, modification, alteration, manufacture, letting advertisement, promotion, extension, reinstatement, operation, maintenance, sale, use and repair of the Sub-subcontract Works. Such licence shall include the right to grant sub-licences to any person.

31.2	[The Sub-subcontractor shall grant to or obtain for the Beneficiary an irrevocable royalty-free licence to use for the lifetime of the Plant all Third Party Software and Sub-subcontractor Software necessary for the operation or maintenance of the Plant.]

31.3	In the event that the Sub-subcontract is terminated for any reason or otherwise comes to an end the Sub-subcontractor hereby agrees that the licence[s] granted in Clause[s] 4.1 [and 4.2] shall continue in all respects and shall not be affected by such termination.

31.4	The Sub-subcontractor agrees on request at any time to give the Beneficiary or any persons authorised by the Beneficiary access to the Documentation and to provide the Beneficiary with copies of the Documentation provided that the Beneficiary pays the reasonable copying costs of the Sub-subcontractor.

31.5	The Sub-subcontractor warrants to the Beneficiary that the Sub-subcontractor has full rights and liberty to enter into the obligations contained in Clause[s] 4.1 [and 4.2] without restriction or limitation. The Sub-subcontractor indemnifies the Beneficiary against any claims brought by any third party against the Beneficiary and any Losses arising therefrom which are occasioned and/or incurred by any breach by the Sub-subcontractor of this clause.

32.	Insurance of Obligations

32.1	The Sub-subcontractor hereby covenants with the Beneficiary that it will maintain with reputable insurers carrying on business in the European Union from the date hereof, for a period expiring no earlier than 12 years after the date of Practical Completion of the Sub-subcontract Works, professional indemnity insurance to provide cover without unusual or onerous conditions, exclusions or material excesses and with a limit of indemnity of not less than [£5,000,000][7] in the aggregate and it will provide to the Beneficiary within 10 working days of the Beneficiary’s written request, made not more than once in each year, written confirmation from an independent company of insurance brokers that the Sub-subcontractor has such insurance as aforesaid in force for a period to be specified in the written confirmation.

[7]	Amend to reflect the amount required under the Building Contract.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

32.2	The Sub-subcontractor shall within 14 days of any written request produce to the Beneficiary satisfactory documentary evidence of its insurance cover.

32.3	If the Sub-subcontractor fails to produce satisfactory evidence that it has obtained and maintained the professional indemnity insurance required by this Clause 5, the Beneficiary shall be free, having given 7 days’ notice of its intention, to provide and maintain such insurance and pay the premium as may be necessary for that purpose. The cost of such premium shall be reimbursed by the Sub-subcontractor within 28 days of being notified of the amount.

33.	Takeover

33.1	The Sub-subcontractor shall not exercise or seek to exercise any right which may be or become available to it to terminate or treat as terminated the Sub-subcontract or its employment thereunder or discontinue or suspend the performance of any of its duties or obligations thereunder or treat the Sub-subcontract as determined without first giving to the Beneficiary not less than 35 days prior written notice of its intention to do so (the "Sub-subcontractor’s Notice") specifying the Sub-subcontractor’s grounds for terminating or treating as terminated the Sub-subcontract or its employment thereunder or discontinuing or suspending its performance as aforesaid or treating the Sub-subcontract as determined (save that the Sub-subcontractor shall be entitled to exercise its statutory rights (taking account the terms of the Sub-subcontract) to suspend on serving simultaneous notice to the Subcontractor and the Beneficiary).

33.2	Within 35 days of:

(a)	the date of the Sub-subcontractor’s Notice; or

(b)	the automatic determination of the Sub-subcontract pursuant to any of its provisions,

the Beneficiary may give written notice to the Sub-subcontractor (a "Novation Notice") that the Beneficiary or its appointee shall henceforth become the Subcontractor under the Sub-subcontract in accordance with the terms of Clause 6.3 below.

33.3	With effect from the date of the service of any Novation Notice:

(a)	the Beneficiary or its appointee shall be substituted in the Sub-subcontract as the employer thereunder in place of the Subcontractor and references in the Sub-subcontract to the employer shall be construed as references to the Beneficiary or its appointee;

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

(b)	the Sub-subcontractor shall be bound to continue with the performance of its duties and obligations under the Sub-subcontract and any exercise or purported exercise by the Sub-subcontractor prior to the date of the Novation Notice of any right to terminate or treat as terminated the Sub-subcontract or its employment thereunder or to discontinue or suspend the performance of any of its duties or obligations thereunder or to treat the Sub-subcontract as determined shall be of no effect;

(c)	the Beneficiary shall become bound by the terms and conditions of the Sub-subcontract in respect of all obligations and duties of the Subcontractor thereunder which fall to be performed after the date of the Novation Notice and shall as soon as practicable thereafter make payment of any amounts properly due to the Sub-subcontractor as at the date of the Novation Notice and still outstanding;

33.4	the Subcontractor shall be released from further performance of the duties and obligations of the employer under the Sub-subcontract after the date of the Novation Notice, but without prejudice to any rights and remedies of the Sub-subcontractor against the Subcontractor in respect of any matter or thing done or omitted to be done by the Subcontractor on or before the date of the Novation Notice.

34.	The Beneficiary’s obligations to Sub-subcontractor

Notwithstanding anything contained in this Deed and notwithstanding any payments which may be made by the Beneficiary to the Sub-subcontractor, the Beneficiary shall not be under any obligation to the Sub-subcontractor unless the Beneficiary shall have served a Novation Notice pursuant to Clause 6.

35.	Assignment of benefit of this deed

The Beneficiary may at any time assign, charge or transfer the benefit of this Deed in whole or in part to any entity without the consent of the Sub-subcontractor being required. The Sub-subcontractor shall not without the prior written consent of the Beneficiary assign any benefit under this Deed to any other person in whole or in part.

36.	Agreements with third parties

The Sub-subcontractor shall at their own cost within 14 days of receipt of a request from the Beneficiary to do so enter into deeds substantially in the form of this Deed [excluding Clause 6 (Takeover), Clause 7 (The Beneficiary’s obligations to Sub-subcontractor) and] this clause in favour of:

(a)	any purchaser and any lessee of the whole or any part of the Property; and

(b)	any party providing finance for the Property and deliver the same to the Beneficiary duly executed.

37.	Notices

Any notice to be given under the terms of this Deed shall be deemed to be duly given if it is delivered by hand at or sent by recoded delivery to the above mentioned addresses of the parties hereto or other business addresses for the time being and in the case of such notices sent by recorded delivery the same shall be deemed to have been received two days after being posted excluding Saturdays, Sundays and statutory holidays.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

38.	Governing law

This Deed shall be governed and construed in all respects in accordance with the laws of England and the parties hereby submit to the exclusive jurisdiction of the English Courts.

39.	Third party rights

Save as provided for in Clause 8 (Assignment of Benefit of this Deed), no person may enforce any term of this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

40.	Concurrent liabilities

The rights and benefits conferred upon the Beneficiary by this Deed are in addition to any other rights and remedies it may have against the Sub-subcontractor including without prejudice to the generality of the foregoing any remedies in negligence.

41.	Limitation of liabilities

41.1	The rights and benefits conferred upon the Beneficiary by this Deed shall in no way exceed the rights and remedies it would have against the Sub-subcontractor if the Beneficiary had been named the employer under the Sub-subcontract.

41.2	No proceedings shall be commenced under this Deed after the expiration of 12 years from the date of the Take Over Certificate (as defined in the Building Contract).

42.	Invalidity

If all or any part of any provision of this Deed shall be or become illegal, invalid or unenforceable in any respect, then the remainder of that provision and/or all other provisions of this Deed shall remain valid and enforceable.

43.	Concurrence of the Subcontractor

The Subcontractor has joined in this Deed to confirm its concurrence to the above arrangements.

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

SIGNATURE PAGE TO SUB-SUBCONTRACTOR’S WARRANTY

IN WITNESS THIS DEED has been executed by the parties and is intended to be and is delivered on the date appearing on the first page.

EXECUTED as a deed by the Subcontractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Beneficiary	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

EXECUTED as a deed by the Sub-subcontractor	)
acting by:	)

Signature of Director

Name of Director (printed)

Signature of Director/Secretary

Name of Director/Secretary (printed)

B750b Manufacturing Facility, Kent Science Park Main Contract Schedules – Rev07

23.0	Schedule 23: Third Party Agreements (Clause 3.16)

Reserved rights of Landlord

Part 2 – Rights Reserved

THE REMAINDER OF THIS PAGE AND THE FOLLOWING PAGE OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

[***]

design transform achieve succee
deliver innovate imagine design
achieve succeed inspire deliver
imagine design transform achiev
inspire deliver innovate imagin
transform achieve succeed inspir
innovate imagine design transfor
succeed inspire deliver innovate
design transform achieve succee
deliver innovate imagine design
achieve succeed inspire deliver
imagine design transform achiev
inspire deliver innovate imagin
transform achieve succeed inspir
innovate imagine design transfor
succeed inspire deliver innovate
design transform achieve succee
deliver innovate imagine design
achieve succeed inspire deliver
imagine design transform achiev
inspire deliver innovate imagin
transform achieve succeed inspir
innovate imagine design transfor
succeed inspire deliver innovate
design transform achieve succee
deliver innovate imagine design
achieve succeed inspire deliver
imagine design transform achiev
inspire deliver innovate imagin
transform achieve succeed inspir
innovate imagine design transfor
succeed inspire deliver innovate
design transform achieve succee
deliver innovate imagine design
design imagine design transform
succeed inspire deliver innovate

The Austin Company
DESIGN | CONSTRUCT | INNOVATE

Cardinal Point, Park Road
Rickmansworth, Hertfordshire
WD3 1RE
01923 432 658